                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                         TEXAS INSTRUMENTS INCORPORATED
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2001

Dear Stockholders:

You are cordially invited to attend the 2001 ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, APRIL 19, 2001 at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Dallas time). At the meeting we will:

    - Elect directors for the next year.

    - Consider and act upon such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 20, 2001 are entitled to vote at the annual meeting.

WE URGE YOU TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY: (1) CALLING THE TOLL-FREE NUMBER, (2) ACCESSING THE INTERNET WEB SITE, OR (3) SIGNING, DATING AND MAILING THE ENCLOSED PROXY.

                                          Sincerely,

                                          /s/ JOSEPH F. HUBACH

                                          Joseph F. Hubach
                                          SENIOR VICE PRESIDENT,
                                          SECRETARY AND
                                          GENERAL COUNSEL

Dallas, Texas
February 27, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------

Voting Procedures...........................................       1

Election of Directors.......................................       1

  Nominees for Directorship.................................       1

  Directors' Ages, Service and Share Ownership..............       4

Board Organization..........................................       5

  Board and Committee Meetings..............................       5

  Committees of the Board...................................       5

Directors Compensation......................................       7

  Cash Compensation.........................................       7

  Deferral Election.........................................       7

  Restricted Stock Units....................................       7

  Stock Options.............................................       7

  Director Award Program....................................       7

Executive Compensation......................................       8

  Summary Compensation Table................................       8

  Table of Option Grants in 2000............................       9

  Table of Option Exercises in 2000 and Year-End Option
    Values..................................................      10

  U.S. Pension Plan Table...................................      10

Compensation Committee Report...............................      12

Comparison of Total Shareholder Return......................      14

Financial Information.......................................      15

  Financial Statements......................................      15

  Independent Auditors......................................      15

Audit Committee Report......................................      16

Additional Information......................................      17

  Voting Securities.........................................      17

  Share Ownership of Certain Persons........................      17

  Certain Business Relationships............................      18

  Cost of Solicitation......................................      18

  Proposals of Stockholders.................................      18

  Quorum Requirement........................................      18

  Vote Required.............................................      18

  Telephone and Internet Voting.............................      19

Exhibit A--Audit Committee Charter (Statement of
  Responsibilities).........................................     A-1

Exhibit B--Financial Statements.............................     B-1

                                     [LOGO]

              EXECUTIVE OFFICES: 12500 TI BOULEVARD, DALLAS, TEXAS MAILING ADDRESS: POST OFFICE BOX 660199, DALLAS, TEXAS 75266-0199

                                PROXY STATEMENT
                               FEBRUARY 27, 2001

                               VOTING PROCEDURES

TI's board of directors requests your proxy for the annual meeting of stockholders on April 19, 2001. If you sign and return the enclosed proxy, or vote by telephone or on the Internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes we mentioned in the notice of annual meeting. This proxy statement and related proxy are being distributed on or about March 2, 2001.

If you come to the meeting, you can of course vote in person. But, if you don't come to the meeting, your shares can be voted only if you have returned a properly executed proxy or followed the telephone or Internet voting instructions. If you execute and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.

                             ELECTION OF DIRECTORS

Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees. Unless you withhold authority to vote for directors in your proxy, your shares will be voted for:
JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, WAYNE R. SANDERS and RUTH J. SIMMONS. Clayton K. Yeutter, a highly-valued director since 1992, has attained the age of 70 since his last election and is therefore ineligible under the company's by-laws to stand for reelection in 2001. Mr. Yeutter currently serves as the chair of the Stockholder Relations and Public Policy Committee and is a member of the Compensation Committee.

NOMINEES FOR DIRECTORSHIP

All of the nominees for directorship are now directors of the company. If any nominee becomes unable to serve before the meeting, the people named as proxies may vote for a substitute or the number of directors will be reduced accordingly.

[photo]
                  JAMES R. ADAMS DIRECTOR

                  Chair, Board Organization and Nominating Committee; member, Audit Committee.

                  Chairman of the board of the company from 1996 to April 1998. Group president, SBC Communications Inc. from 1992 until retirement in 1995; president and chief executive officer of Southwestern Bell Telephone Company, 1988-92. Director, Inet Technologies, Inc. and Storage Technology Corp.

[photo]
                  DAVID L. BOREN DIRECTOR

                  Member, Audit and Stockholder Relations and Public Policy Committees.

                  President of the University of Oklahoma since 1994. U.S. Senator, 1979-94;

                  Governor of Oklahoma, 1975-79. Director, AMR Corporation, Phillips Petroleum Company, Torchmark Corporation and Waddell & Reed, Inc.; chairman, Oklahoma Foundation for Excellence.

[photo]
                  JAMES B. BUSEY IV DIRECTOR

                  Chair, Audit Committee; member, Board Organization and Nominating Committee.

                  Retired from U.S. Navy as Admiral in 1989. President and chief executive officer, Armed Forces Communications and Electronics Association, 1992-96; Deputy Secretary, Department of Transportation, 1991-92; Administrator, Federal Aviation Administration, 1989-91. Director, Curtiss-Wright Corporation; trustee and vice-chairman, MITRE Corporation.

[photo]
                  DANIEL A. CARP DIRECTOR

                  Member, Audit and Board Organization and Nominating
                  Committees.

                  Chairman of the board of Eastman Kodak Company since December 2000;

                  also, chief executive officer since January 2000 and president and director since 1997. Executive vice president and assistant chief operating officer of Eastman Kodak, 1995-97. Member, The Business Council.

[photo]

                  THOMAS J. ENGIBOUS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  Chairman of the board since April 1998; president and chief executive officer of the company since 1996. Joined the company in 1976; elected executive vice president in 1993. Director, Catalyst and J.C. Penney Company, Inc.; member, The Business Council and The Business Roundtable; trustee, Southern Methodist University.

[photo]
                  GERALD W. FRONTERHOUSE DIRECTOR

                  Member, Board Organization and Nominating and Compensation Committees.

                  Investments. Former chief executive officer (1985-88) of First RepublicBank

                  Corporation. Chairman of the board and director, Hoblitzelle Foundation.

[photo]
                  DAVID R. GOODE DIRECTOR

                  Chair, Compensation Committee; member, Board Organization and Nominating Committee.

                  Chairman of the board and chief executive officer of Norfolk Southern Corporation since 1992; also, president since 1991. Director, Caterpillar, Inc., Delta Air Lines, Inc. and Georgia-Pacific Corporation; member, The Business Council and The Business Roundtable; trustee, Hollins University.

[photo]
                  WAYNE R. SANDERS DIRECTOR

                  Member, Compensation and Stockholder Relations and Public Policy Committees.

                  Chairman of the board of Kimberly-Clark Corporation since 1992; also, chief executive officer since 1991. Director, Adolph Coors Company, Coors Brewing Company and Chase Bank of Texas, N.A.; vice-chairman, board of trustees, Marquette University.

[photo]
                      RUTH J. SIMMONS DIRECTOR

                      Member, Audit and Stockholder Relations and Public Policy Committees.

                     President of Smith College since 1995. (President of Brown University, effective July 1, 2001.) Vice provost of Princeton University, 1992-95; provost of Spelman College, 1990-91. Director, Metropolitan Life Insurance Company, Pfizer, Inc. and The Goldman Sachs Group, Inc.; fellow, American Academy of Arts and Sciences; member, Council on Foreign Relations; trustee, Carnegie Corporation of New York.

DIRECTORS' AGES, SERVICE AND SHARE OWNERSHIP

    The table below shows the ages and holdings of common stock of the directors and the year they became a director.

                                                   COMMON STOCK
                                    DIRECTOR       OWNERSHIP AT
       DIRECTOR            AGE       SINCE      DECEMBER 31, 2000*
----------------------   --------   --------   --------------------
James R. Adams              61        1989            615,235
David L. Boren              59        1995             31,380
James B. Busey IV           68        1992             47,097
Daniel A. Carp              52        1997             21,164
Thomas J. Engibous          48        1996          2,814,327
Gerald W. Fronterhouse      64        1986             56,589
David R. Goode              60        1996             26,132
Wayne R. Sanders            53        1997             27,700
Ruth J. Simmons             55        1999             10,500
Clayton K. Yeutter          70        1992             49,780

------------------------

* Includes (a) shares that can be acquired within 60 days through the exercise of options by Mr. Adams, 528,500 shares, Mr. Boren, 8,500 shares,
    Mr. Busey, 12,500 shares, Mr. Carp, 12,500 shares, Mr. Engibous, 2,555,000 shares, Mr. Fronterhouse, 12,500 shares, Mr. Goode, 12,500 shares,
    Mr. Sanders, 12,500 shares, Ms. Simmons, 2,500 shares and Mr. Yeutter, 12,500 shares; (b) shares credited to profit sharing stock accounts for Mr. Adams, 3,341 shares and Mr. Engibous, 17,479 shares; and (c) shares subject to restricted stock unit awards for Mr. Adams, 18,512 shares, Mr. Boren, 22,880 shares, Mr. Busey, 22,880 shares, Mr. Carp, 8,664 shares, Mr. Engibous, 160,000 shares, Mr. Fronterhouse, 22,880 shares, Mr. Goode, 13,632 shares, Mr. Sanders, 9,600 shares, Ms. Simmons, 8,000 shares and
    Mr. Yeutter, 22,880 shares. Excludes shares held by a family member if a director has disclaimed beneficial ownership. Each director owns less than 1% of the company's common stock.

                               BOARD ORGANIZATION

BOARD AND COMMITTEE MEETINGS

During 2000, the board held 10 meetings. The board has four standing committees described below. Overall attendance at board and committee meetings was approximately 97%.

COMMITTEES OF THE BOARD

AUDIT COMMITTEE. A copy of the Audit Committee's charter (Statement of Responsibilities) is included as Exhibit A to this proxy statement. The Audit Committee is generally responsible for:

    - Evaluating and recommending to the board the appointment and, where appropriate, replacement of the independent auditors of the company.

    - Reviewing relationships between the independent auditors and the company (in accordance with Independence Standards Board Standard No. 1), discussing with the auditors such relationships and their impact on the auditors independence, and recommending that the board take appropriate action to satisfy itself of the auditors independence.

    - Reviewing and recommending action by the board regarding the company's annual reports to the Securities and Exchange Commission, including the audited financial statements to be included in such reports.

    - Discussing the company's audited financial statements with management and the independent auditors, including a discussion with the independent auditors regarding the matters required to be discussed by Statement of Auditing Standards No. 61.

    - Reviewing the company's quarterly reports to the Securities and Exchange Commission, including a discussion of the interim financial statements with management and the independent auditors.

    - Monitoring the company's news releases regarding annual and interim financial results by reviewing them before issuance, with the Committee acting as a whole or through its chair.

The Audit Committee met 6 times in 2000.

BOARD ORGANIZATION AND NOMINATING COMMITTEE. The Board Organization and Nominating Committee is generally responsible for:

    - Making recommendations to the board regarding:

       - Nominees for election as directors.

       - Structure, size and composition of the board.

       - Compensation of board members.

       - Organization and responsibilities of board committees.

    - Reviewing:

       - General responsibilities and functions of the board.

       - A desirable balance of expertise among board members.

       - Overall company organizational health, particularly succession plans for top management positions within TI.

Any stockholder who wishes to recommend a prospective board nominee for the committee to consider can write to Joseph F. Hubach, Secretary, Board Organization and Nominating Committee, Texas Instruments Incorporated, Post Office Box 660199, MS 8658, Dallas, Texas 75266-0199.

The Board Organization and Nominating Committee met 5 times in 2000.

COMPENSATION COMMITTEE. The Compensation Committee is generally responsible for:

    - Making recommendations to the board regarding:

       - Institution and termination of, revisions in, and actions under employee benefit plans that (i) increase benefits only for officers of the company or disproportionately increase benefits for officers of the company more than other employees of the company or (ii) require or permit the issuance of the company's stock.

       - Revisions in and actions under employee benefit plans that the board must approve.

       - Reservation of company stock for use as awards or grants under plans or as contributions or sales to any trustee of an employee benefit plan.

       - Purchase of company stock in connection with employee benefit plans.

    - Taking action as appropriate regarding:

       - Institution and termination of, revisions in, and actions under employee benefit plans that are not required to be approved by the board; administration of employee benefit plans and the approval and execution of employee benefit plan documents, contracts with employee benefit plan providers and other third parties.

       - Changes in compensation of executive officers of the company.

The Compensation Committee met 7 times in 2000.

STOCKHOLDER RELATIONS AND PUBLIC POLICY COMMITTEE. The Stockholder Relations and Public Policy Committee is generally responsible for:

    - Making recommendations to the board regarding:

       - Topics affecting the relationship between management and stockholders and public issues.

       - Responses to proposals submitted by stockholders.

       - Declaration of dividends and stock splits.

    - Reviewing:

       - Contribution policies of the company and of the TI Foundation.

       - Revisions to TI's code of ethics.

The Stockholder Relations and Public Policy Committee met 5 times in 2000.

                             DIRECTORS COMPENSATION

CASH COMPENSATION

Directors who are not employees are paid each year:

    - A retainer of $55,000 ($40,000 for board service, $15,000 for all committee service).

    - $2,500 for attendance at the company's strategic planning conference.

    - $2,500 for attendance at the company's annual planning conference.

Compensation for other activities, like visits to TI facilities and attendance at certain company events, is $1,000 per day. In 2000, the company made payments (an aggregate of $6,430) relating to premiums for life, medical, dental, travel and accident insurance policies covering directors.

DEFERRAL ELECTION

Subject to some limitations, directors can choose to have all or part of their compensation deferred until they leave the board (or certain other specified times). The deferred amounts are credited to either a cash account or stock unit account. Cash accounts earn interest from the company at a rate (currently based on published interest rates on certain corporate bonds) determined by the Board Organization and Nominating Committee. Stock unit accounts fluctuate in value with the underlying shares of company common stock, which will be issued after the deferral period.

RESTRICTED STOCK UNITS

Under the company's restricted stock unit plan for directors, new non-employee directors are given 2,000 restricted stock units (each representing one share of company common stock). The restricted stock units provide for issuance of company common stock at the time of retirement from the board, or upon earlier termination of service from the board after completing eight years of service or because of death or disability.

STOCK OPTIONS

Under the company's stock option plan for non-employee directors, non-employee directors are annually granted a 10-year option to purchase 10,000 shares of the company's common stock. The purchase price of the shares is 100% of the fair market value on the date of grant. These nonqualified options become exercisable in four equal annual installments beginning on the first anniversary date of the grant and also may become fully exercisable in the event of a change in control (as defined in the plan) of the company.

DIRECTOR AWARD PROGRAM

Each director who has been on the board for five years, and whose board membership ceases because of the mandatory retirement age or, in the case of non-employee directors, because of death or disability, can participate in a director award program. The program was established to promote the company's interest in supporting charitable institutions. The company may contribute a total of $500,000 per eligible director to up to three charitable institutions recommended by the director and approved by the company. The contributions will be made in five annual installments of $100,000 each following the director's death. Directors receive no financial benefit from the program, and all charitable deductions belong to the company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the compensation of the company's chief executive officer and each of the four other most highly compensated executive officers for services in all capacities to the company in 1998, 1999 and 2000.

                                                                                LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION                 -----------------------------------------
                      ----------------------------------------------                                   PAYOUTS
                                                                                  AWARDS              ----------
                                                            OTHER      ----------------------------   LONG-TERM
      NAME AND                                              ANNUAL     RESTRICTED        STOCK        INCENTIVE    ALL OTHER
     PRINCIPAL                                             COMPEN-        STOCK         OPTIONS          PLAN       COMPEN-
      POSITION          YEAR      SALARY       BONUS      SATION (1)   AWARDS (2)    (IN SHARES)(3)    PAYOUTS     SATION (4)
      --------          ----      ------       -----      ----------   ----------    --------------    -------     ----------
T.J. Engibous           2000     $796,200    $1,300,000      --                 0        700,000          0         $818,556
Chairman,               1999     $744,170    $2,200,000      --                 0      1,000,000          0         $588,731
President & CEO         1998     $677,540    $1,800,000      --                 0        800,000          0         $174,732

R.K. Templeton          2000     $497,200    $  900,000      --                 0        400,000          0         $639,096
Executive Vice          1999     $457,670    $1,500,000      --                 0        600,000          0         $430,643
President & Chief       1998     $407,540    $1,200,000      --                 0        360,000          0         $135,948
Operating Officer

W.A. Aylesworth         2000     $365,400    $  300,000      --                 0        100,000          0         $232,424
Senior Vice             1999     $365,400    $  500,000      --                 0        200,000          0         $199,150
President,              1998     $365,400    $  500,000      --                 0        160,000          0         $ 73,783
Treasurer & Chief
Financial Officer

M.J. Hames(5)           2000     $268,000    $  425,000      --                 0        100,000          0         $235,395
Senior Vice
President

K.S. Lu                 2000     $346,000    $  450,000      --                 0        140,000          0         $255,090
Senior Vice             1999     $321,500    $  650,000      --                 0        200,000          0         $174,108
President               1998     $292,000    $  500,000      --                 0        160,000          0         $ 53,007

------------------------

(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

(2) As of December 31, 2000, the value of restricted stock units awarded to Messrs. Engibous, Templeton and Lu was $7,580,800, $5,685,600 and $7,201,760, respectively. The restricted stock units for Messrs. Templeton and Lu were awarded prior to their becoming executive officers. The restricted stock units awarded to Mr. Engibous are performance-based and will only be earned if the performance goals are achieved.

(3) The number of shares granted has been adjusted to give effect to the 2000 two-for-one stock split.

(4) During 2000, the company made payments in connection with split-dollar life insurance policies in the following amounts: Mr. Engibous, $58,416;
    Mr. Templeton, $14,771; and Mr. Aylesworth, $10,311. Also, the company made payments in connection with travel and accident insurance policies in the amount of $200 for each of the executive officers named in the summary compensation table.

    During 2000, the company made matching contributions to 401(k) accounts in the amount of $3,400 for Messrs. Engibous, Aylesworth, Hames and Lu and $6,800 for Mr. Templeton.

    For 2000, cash profit sharing payments were as follows: Mr. Engibous, $756,540; Mr. Templeton, $504,293; Mr. Aylesworth, $218,513; Mr. Hames,
    $231,795; and Mr. Lu, $251,490.

    The company made a contribution (plus an ERISA reduction for which the company will provide an offsetting supplemental benefit) in the amount of $113,032 under the deferred contribution retirement plan for Mr. Templeton.

(5) Mr. Hames became an executive officer of the company in 2000.

TABLE OF OPTION GRANTS IN 2000

The following table shows stock options granted to the named executive officers in 2000. Additionally, in accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gains or option spreads that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK PRICE
                                                                             APPRECIATION FOR OPTION TERM (10 YEARS)
                                                                       ---------------------------------------------------
                                                                                  5%                        10%
                                  % OF TOTAL                           ------------------------   ------------------------
                      OPTIONS       OPTIONS     EXERCISE                 STOCK                      STOCK
                      GRANTED     GRANTED TO      PRICE      EXPIR-      PRICE                      PRICE
                        (IN        EMPLOYEES      (PER       ATION        (PER                       (PER
        NAME        SHARES) (1)     IN 2000      SHARE)       DATE     SHARE) (2)      GAIN       SHARE) (2)      GAIN
  ----------------  -----------   -----------   ---------   --------   ----------   -----------   ----------   -----------
  T.J. Engibous       700,000        2.46%       $55.22     1/19/10      $89.95     $24,307,925    $143.22     $61,602,342

  R.K. Templeton      400,000        1.41%       $55.22     1/19/10      $89.95     $13,890,243    $143.22     $35,201,338

  W.A. Aylesworth     100,000        0.35%       $55.22     1/19/10      $89.95     $ 3,472,561    $143.22     $ 8,800,335

  M.J. Hames          100,000        0.35%       $55.22     1/19/10      $89.95     $ 3,472,561    $143.22     $ 8,800,335

  K.S. Lu             140,000        0.49%       $55.22     1/19/10      $89.95     $ 4,861,585    $143.22     $12,320,468

------------------------

(1) These nonqualified options become exercisable in four equal annual installments beginning on January 19, 2001, and also may become fully exercisable in the event of a change in control (as defined in the options) of the company. The number of shares granted and the exercise price per share have been adjusted to give effect to the 2000 two-for-one stock split. In some cases, the exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid in shares.

(2) The price of TI common stock at the end of the 10-year term of the stock options granted at a 5% annual appreciation would be $89.95, and at a 10% annual appreciation would be $143.22.

TABLE OF OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

The following table lists the number of shares acquired and the value realized as the result of option exercises in 2000 by the named executive officers. It also includes the number and value of the exercisable and unexercisable options as of December 31, 2000. The table contains values for "in-the-money" options, meaning a positive spread between the year-end share price of $47.38 and the exercise price.

                                                            NUMBER OF                 VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                        SHARES                          DECEMBER 31, 2000               DECEMBER 31, 2000
                     ACQUIRED ON       VALUE      -----------------------------   -----------------------------
        NAME         EXERCISE(1)     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
  -----------------  ------------   -----------   ------------   --------------   ------------   --------------
  T.J. Engibous        536,000      $35,314,454    1,670,000       2,110,000      $60,356,200     $41,304,600
  R.K. Templeton       180,000      $13,449,348    1,610,000       1,170,000      $62,512,600     $22,011,000
  W.A. Aylesworth      152,000      $ 8,865,998      500,000         400,000      $18,823,100     $ 8,961,300
  M.J. Hames           200,000      $11,287,950      410,000         290,000      $15,820,800     $ 5,728,800
  K.S. Lu              110,000      $ 6,322,400      840,000         430,000      $33,382,600     $ 8,572,200

------------------------

(1) The number of shares acquired upon exercise has been adjusted to give effect to the 2000 two-for-one stock split.

U.S. PENSION PLAN TABLE

The following table shows the approximate annual benefits relating to the company's U.S. pension plan that would be payable as of December 31, 2000 to employees in higher salary classifications for the average credited earnings and years of credited service indicated. It assumes retirement at age 65. Benefits are based on eligible earnings. Eligible earnings include salary and bonus as shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.

In 1997, the company's U.S. employees were given the option of continuing to participate in the pension plan or to participate in a new defined contribution retirement plan. Mr. Templeton chose to participate in the new plan. Accordingly, his benefits under the pension plan (discussed in footnote 1) were frozen as of December 31, 1997. Contributions to the new plan for Mr. Templeton's benefit are included in the summary compensation table.

                                           ESTIMATED ANNUAL BENEFITS UNDER PENSION PLAN FOR
                                              SPECIFIED YEARS OF CREDITED SERVICE(2)(3)
  AVERAGE CREDITED      --------------------------------------------------------------------------------------
     EARNINGS(1)        15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS     45 YEARS
---------------------   ---------   ---------   ----------   ----------   ----------   ----------   ----------
        500,000          108,551     144,735       180,919      217,103      253,286      290,786      328,286
      1,000,000          221,051     294,735       368,419      442,103      515,786      590,786      665,786
      1,500,000          333,551     444,735       555,919      667,103      778,286      890,786    1,003,286
      2,000,000          446,051     594,735       743,419      892,103    1,040,786    1,190,786    1,340,786
      2,500,000          558,551     744,735       930,919    1,117,103    1,303,286    1,490,786    1,678,286
      3,000,000          671,051     894,735     1,118,419    1,342,103    1,565,786    1,790,786    2,015,786

------------------------

(1) The average credited earnings is the average of the five consecutive years of highest earnings.

    At December 31, 2000, the named executive officers were credited with the following years of credited service and had the following average credited earnings: Mr. Engibous, 23 years, $1,978,805; Mr. Aylesworth, 33 years, $795,493; Mr. Hames, 19 years, $642,364; and Mr. Lu, 26 years, $757,088.
    Mr. Templeton had 16 years of credited service and $536,761 in average credited earnings as of December 31, 1997.

(2) If the amount otherwise payable under the pension plan should be restricted by the applicable provisions of ERISA, the amount in excess of ERISA's restrictions will be paid by the company.

(3) The benefits under the plan are computed as a single life annuity beginning at age 65.

    The amounts shown in the table reflect the offset provided in the pension plan under the pension formula adopted July 1, 1989 to comply with the social security integration requirements. The integration offset is $3,949 for 15 years of credited service, $5,265 for 20 years of credited service, $6,581 for 25 years of credited service, $7,898 for 30 years of credited service, $9,214 for 35 years of credited service, $9,214 for 40 years of credited service and $9,214 for 45 years of credited service.

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors has furnished the following report on executive compensation paid or awarded to executive officers for 2000:

The company's executive compensation program is administered by the Compensation Committee of the board of directors (the Committee), which is composed of the individuals listed below, all of whom are independent directors of the company. The program consists of base salaries, annual performance awards and long-term compensation. At higher management levels, the mix of compensation is significantly weighted more to the performance-based components--annual performance awards and long-term compensation.

In determining the compensation of the executive officers, the Committee considered compensation practices of competitor companies (based on the best available data from as many competitor companies as practicable) and the relative performance of TI and competitor companies. The competitor companies are major high-technology competitors of the company. While many of these companies are included in the S&P Technology Sector Index appearing in the graph regarding total shareholder return on page 14, these companies are not the same as the companies comprising that index. The Committee also considered the contribution of each executive officer toward achieving the company's prior year and long-term strategic objectives; in this connection, the Chairman and CEO made recommendations regarding the components of each executive officer's compensation package except his own.

In its considerations, the Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. Rather, the Committee exercised its discretion and made a judgment after considering the factors it deemed relevant. The Committee's decisions regarding 2000 executive compensation were designed to: (1) align the interests of executive officers with the interests of the stockholders by providing performance-based awards; and (2) allow the company to compete for and retain executive officers critical to the company's success by providing an opportunity for compensation that is comparable to the levels offered by competitor companies.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the company's CEO and four other highest compensated officers to the extent that the officer's compensation (other than qualified performance-based compensation) exceeds $1 million. The company believes the Executive Officer Performance Plan approved in April 1997 allows performance-based compensation for the company's executive officers that complies with the requirements for full deductibility under Section 162(m).

COMPENSATION COMPONENTS AND DETERMINATION

Compensation decisions for 2000 were made such that TI executive officers will receive a level of total annual compensation that, when compared to the total annual compensation of competitor companies, reflects the company's performance relative to those competitor companies. In order to weight more of total compensation to performance-based components, the Committee's base salary decisions are intended to provide salaries somewhat lower than the median level of salaries for similarly situated executive officers of competitor companies, or of divisions within competitor companies, of similar size (in terms of total revenues). Annual performance awards for 2000 were primarily driven by each individual's contribution to the company's primary strategic focus on the digital signal processing and analog markets, and its performance on three measures: profit from operations as a percent of revenues for the year, change in net revenues from the prior year, and total shareholder return for the year.

Guidelines for awards granted under TI's long-term incentive program were set with the intention of providing TI executive officers an opportunity for financial gain equivalent in value to the opportunity provided by similarly performing competitor companies through all their long-term compensation programs. The Committee, in its discretion, adjusts the awards considering each executive officer's individual contribution to the implementation of the strategic plan of the company.

BASE SALARY

The Committee reviewed base salaries for executive officers of competitor companies and set base salaries for its executive officers somewhat lower than competitive levels. Mr. Engibous' annual salary during 2000 was below the median annual salary of CEOs of competitor companies.

ANNUAL PERFORMANCE AWARD

The annual performance award varies significantly based on the company's profitability, revenue growth, and total shareholder return; the achievement of the strategic objectives of the company; and each individual's contribution toward that performance. The Committee considered rankings of estimates of competitor companies' 2000 performance compared to the company's performance, and granted annual performance awards to executive officers intended to approximate total annual compensation of executive officers in similarly performing competitor companies. As a result, Mr. Engibous received an annual performance award of $1,300,000.

LONG-TERM COMPENSATION

The Committee made long-term compensation determinations in January 2000. Stock options constitute TI's primary long-term incentive vehicle. Stock options granted in 2000 were granted at 100% of fair market value on the date of grant, have a 10-year term, do not become exercisable until one year after grant, and then become exercisable in four equal annual installments. Any value actually realized by an executive officer from an option grant depends completely upon increases in the price of TI common stock.

The Committee reviewed each officer's continuing contribution to achieving the strategic objectives of the company, and followed the guidelines for stock options by granting each officer options at a price per share of $55.22 (the market value of TI's common stock on January 19, 2000 (the date of grant), giving effect to the subsequent two-for-one stock split). The Committee intended for the stock option grants to recognize progress toward accomplishment of the strategic objectives and, since these stock options will result in increased compensation to an executive officer only if TI's stock price increases, focus the executive officers on building value for stockholders. Considering
Mr. Engibous' continuing contribution to execution of the strategic plan for the company, the Committee granted Mr. Engibous an option to purchase 700,000 shares, resulting in a total long-term compensation opportunity comparable to those of CEOs of similarly performing competitor companies.

The ranking of total compensation (annual plus long-term) for Mr. Engibous as compared to the total compensation of CEOs of competitor companies was intended to approximate the estimated ranking of TI performance compared to the performance of competitor companies.

David R. Goode, Chair                      Wayne R. Sanders
Gerald W. Fronterhouse                     Clayton K. Yeutter

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

This graph compares TI's total shareholder return with the S&P 500 Index and the S&P Technology Sector Index over a five-year period, beginning December 31, 1995, and ending December 31, 2000. The total shareholder return assumes $100 invested at the beginning of the period in TI common stock, the S&P 500 and the S&P Technology Sector Index. It also assumes reinvestment of all dividends.

                        CUMULATIVE 5-YEAR TOTAL RETURN*
                     Among Texas Instruments, S&P 500 Index
                       and S&P Technology Sector Index**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
Texas Instruments                 $100    $125    $178    $341    $771    $757
S&P 500(R)                        $100    $123    $164    $211    $255    $232
S&P(R) Technology Sector Index    $100    $140    $177    $306    $536    $322

*Assumes that the value of the investment in TI common stock and each index was $100 on December 31, 1995, and that all dividends were reinvested.

**Year ending December 31.

                             FINANCIAL INFORMATION

FINANCIAL STATEMENTS

The consolidated financial statements and auditor's report, the management discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the fiscal year ended December 31, 2000 and other information are attached as Exhibit B to this proxy statement.

INDEPENDENT AUDITORS

The board has, in accordance with the recommendation of its Audit Committee, chosen the firm of Ernst & Young LLP as independent auditors for the company. Representatives of Ernst & Young are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

AUDIT FEES. Ernst & Young's fees for our 2000 annual audit and review of interim financial statements were $4,202,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young did not render any professional services to us in 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES. Ernst & Young's fees for all other professional services rendered to us during 2000 were $5,951,000, including audit related services of $1,139,000 and non-audit services of $4,812,000. Audit related services included fees for employee benefit plans audits, due diligence on acquisitions, royalty audits, SEC registration statement review and accounting consultations. Non-audit services included fees for tax consultation, expatriate administration and tax preparation, and other consultations.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors has furnished the following report:

The company's board of directors has adopted a written charter (Statement of Responsibilities) for the Audit Committee, which is included as Exhibit A to this proxy statement.

The board has determined that each member of the Committee is "independent," as defined in the listing standards of the New York Stock Exchange, with the exception of Mr. Adams. Mr. Adams, at the board's request, served as chairman of the board and an employee during a transition period (June 1996-April 1998) following the death of Jerry R. Junkins, the company's chairman of the board, president and chief executive officer. The board has determined, in accordance with the listing standards, that Mr. Adams' service on the Audit Committee is required by the best interests of the company and its stockholders because, in the board's opinion, he will exercise independent judgment and materially assist the function of the Committee.

As noted in the Committee's charter, the company's management is responsible for preparing the company's financial statements. The company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The Committee has reviewed and discussed the audited financial statements with management.

The Committee has discussed with the independent auditors, Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES.

The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with the auditors the auditors' independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission.

James B. Busey IV, Chair                    Daniel A. Carp
James R. Adams                              Ruth J. Simmons
David L. Boren

                             ADDITIONAL INFORMATION

VOTING SECURITIES

As of February 20, 2001, 1,734,917,044 shares of the company's common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held. As stated in the notice of meeting, holders of record of the common stock at the close of business on February 20, 2001 may vote at the meeting or any adjournment of the meeting.

SHARE OWNERSHIP OF CERTAIN PERSONS

The following table shows (a) the only person that has reported beneficial ownership of more than 5% of the common stock of the company, and (b) the ownership of the company's common stock by the named executive officers, and all executive officers and directors as a group. Persons generally "beneficially own" shares if they have either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

                                                               SHARES OWNED AT       PERCENT OF
                      NAME AND ADDRESS                        DECEMBER 31, 2000        CLASS
------------------------------------------------------------  -----------------      ----------
FMR Corp.                                                        112,499,983(1)          6.5%
  82 Devonshire Street
  Boston, MA 02109

Thomas J. Engibous                                                 2,814,327(2)            *

Richard K. Templeton                                               2,238,800(2)            *

William A. Aylesworth                                                900,948(2)            *

Michael J. Hames                                                     602,945(2)            *

Keh-Shew Lu                                                        1,997,337(2)            *

All executive officers and directors as a group                   11,127,874(2)(3)         *

------------------------

*   Less than 1%.

(1) The company understands that, as of December 31, 2000, (a) FMR Corp. and its chairman, Edward C. Johnson 3d, had sole dispositive power with respect to all of the above shares and FMR Corp. had sole voting power with respect to 6,218,811 of the above shares, and (b) the above shares include 105,302,872 shares beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., as a result of acting as investment advisor to several investment companies.

(2) Includes (a) shares subject to acquisition within 60 days by Messrs. Engibous, Templeton, Aylesworth, Hames and Lu for 2,555,000, 2,090,000, 685,000, 535,000 and 1,025,000 shares, respectively, (b) shares credited to profit sharing stock accounts for Messrs. Engibous, Templeton, Aylesworth, Hames and Lu, in the amounts of 17,479, 10,688, 23,224, 6,713, and 16,684 shares, respectively, and (c) shares subject to restricted stock unit awards for Messrs. Engibous, Templeton and Lu, in the amounts of 160,000, 120,000 and 152,000 shares, respectively. Excludes shares held by a family member if a director or officer has disclaimed beneficial ownership.

(3) Includes (a) 9,525,800 shares subject to acquisition within 60 days,
    (b) 176,815 shares credited to profit sharing stock accounts, and
    (c) 661,928 shares subject to restricted stock unit awards.

CERTAIN BUSINESS RELATIONSHIPS

Joseph F. Hubach, senior vice president, secretary and general counsel of the company, is the brother of Francis P. Hubach, Jr., partner in charge of the Dallas office of the law firm of Jones, Day, Reavis & Pogue. The company engaged the services of Jones, Day, Reavis & Pogue during 2000.

COST OF SOLICITATION

The solicitation is made on behalf of the board of directors of the company. The company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Without receiving additional compensation, officials and regular employees of the company may solicit proxies personally, by telephone, fax or E-mail from some stockholders if proxies are not promptly received. We have also hired Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at a cost of $12,000 plus out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS

If you wish to submit a proposal for possible inclusion in the company's 2002 proxy material, we must receive your notice, in accordance with rules of the Securities and Exchange Commission, on or before November 2, 2001.

If you wish to submit a proposal at the 2002 annual meeting (but not seek inclusion of the proposal in the company's proxy material), we must receive your notice, in accordance with the company's by-laws, on or before January 19, 2002.

Suggestions from stockholders concerning the company's business are welcome and all will be carefully considered by the company's management. So that your suggestions receive appropriate review, the Stockholder Relations and Public Policy Committee from time to time reviews correspondence from stockholders and management's responses. This way, stockholders are given access at the board level without having to resort to formal stockholder proposals. Generally, the board prefers you present your views in this manner rather than through the process of formal stockholder proposals.

QUORUM REQUIREMENT

A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI stock issued and outstanding and eligible to vote are present in person or by proxy, a quorum will exist.

VOTE REQUIRED

The nine nominees receiving the greatest number of votes cast by those entitled to vote will be elected.

We do not expect any matters to be presented for a vote at the annual meeting other than the election of directors. If you grant a proxy, the persons named in the proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any other matters are submitted at the meeting, an affirmative vote of the majority of the shares present in person or by proxy is necessary for approval.

Under Delaware law and the company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters. The total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

TELEPHONE AND INTERNET VOTING

SHARES DIRECTLY REGISTERED IN THE NAME OF THE STOCKHOLDER. Stockholders with shares registered directly with Computershare may vote telephonically by calling Computershare at (888) 776-5653 or may vote via the Internet at the following address on the World Wide Web:

                         www.computershare.com/us/proxy

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks offer telephone and Internet voting options. These programs differ from the program provided by Computershare for shares registered in the name of the stockholder. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Computershare are consistent with the requirements of applicable law. Stockholders voting via the Internet through Computershare should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH F. HUBACH

                                          Joseph F. Hubach
                                          Senior Vice President,
                                          Secretary and
                                          General Counsel

Dallas, Texas
February 27, 2001

                                                                       EXHIBIT A

                         STATEMENT OF RESPONSIBILITIES
                                AUDIT COMMITTEE

PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental or regulatory body or the public; the Company's systems of internal controls that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally.

    NOTE: The Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. Except to the extent required by the New York Stock Exchange, membership on the Committee does not call for the professional training or technical skills generally associated with career professionals in the fields of accounting and auditing. In addition, the Company's independent auditors and the internal audit staff have more available time and information than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate, and to use the services of the independent or internal auditors and to retain outside counsel or other experts for this purpose.

MEMBERSHIP

The Committee will be composed of not less than three (3) members of the Board, all of whom, as noted below, meet the requirements of the New York Stock Exchange. The members and the chair and, if any, the vice chair shall be appointed by a majority of the whole Board.

A majority of the Committee will constitute a quorum for the transaction of business.

NYSE AUDIT COMMITTEE POLICY

The Committee will meet the requirements of the Audit Committee Policy of the New York Stock Exchange ("NYSE Policy"). In particular:

    - The membership of the Committee will meet the requirements of the NYSE Policy.

    - The independent auditors are ultimately accountable to the Board of Directors and the Committee.

    - The Committee will evaluate and recommend to the Board the appointment and, where appropriate, replacement of the independent auditors for the Company and for the TI employee benefit trusts. The Board has the ultimate authority and responsibility to appoint and, where appropriate, replace the independent auditors.

    - Annually, the Committee will:

       -- Review a formal written statement from the independent auditors of the Company delineating all relationships between the auditors and the Company (in accordance with Independence Standards Board Standard No. 1).

       -- Discuss with the independent auditors any disclosed relationships and their impact on the auditor's independence.

       -- Recommend that the Board of Directors take appropriate action in response to the auditor's report to satisfy itself of the auditor's independence.

    - The Committee will review this Statement of Responsibilities annually in accordance with the requirements of the NYSE Policy.

OTHER FUNCTIONS AND RESPONSIBILITIES OF THE COMMITTEE

A.  The Committee will review the following and recommend action by the Board:

    1. The Company's annual reports to the Securities and Exchange Commission, including audited financial statements to be included in such reports.

    2. Audited financial statements to be included in the Company's proxy statements and summary annual reports to stockholders.

    3.  Revisions in the Board's Statement of Policy on Conflict of Interest.

B.  The Committee will do the following and periodically advise the Board:

    1. Discuss the Company's audited financial statements with management and the independent auditors, including a discussion with the independent auditors regarding the matters required to be discussed by Statement of Auditing Standards No. 61.

    2. Review the Company's quarterly reports to the Securities and Exchange Commission, including a discussion of the interim financial statements with management and the independent auditors.

    3. Monitor the Company's news releases regarding annual and interim financial results by reviewing them before issuance, with the Committee acting as a whole or through its chair.

    4. Engage in any activities that the Committee deems to be necessary or appropriate in furtherance of its purpose, functions and responsibilities.

                                                                       EXHIBIT B

                              FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS
(MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
INCOME                                                          2000       1999       1998
------                                                        --------   --------   --------
Net revenues................................................  $11,875     $9,759     $8,875
                                                              -------     ------     ------
Operating costs and expenses:
  Cost of revenues..........................................    6,120      5,069      5,605
  Research and development..................................    1,747      1,379      1,265
  Selling, general and administrative.......................    1,669      1,556      1,549
                                                              -------     ------     ------
      Total.................................................    9,536      8,004      8,419
                                                              -------     ------     ------
Profit from operations......................................    2,339      1,755        456
Other income (expense) net..................................    2,314        403        301
Interest on loans...........................................       75         76         76
                                                              -------     ------     ------
Income before provision for income taxes and cumulative
  effect of an accounting change............................    4,578      2,082        681
Provision for income taxes..................................    1,491        631        229
                                                              -------     ------     ------
Income before cumulative effect of an accounting change.....    3,087      1,451        452
Cumulative effect of an accounting change...................      (29)        --         --
                                                              -------     ------     ------
Net income..................................................  $ 3,058     $1,451     $  452
                                                              =======     ======     ======
Diluted earnings per common share:
  Income before cumulative effect of an accounting change...  $  1.73     $  .83     $  .26
  Cumulative effect of an accounting change.................     (.02)        --         --
                                                              -------     ------     ------
  Net income................................................  $  1.71     $  .83     $  .26
                                                              =======     ======     ======
Basic earnings per common share:
  Income before cumulative effect of an accounting change...  $  1.80     $  .86     $  .27
  Cumulative effect of an accounting change.................     (.02)        --         --
                                                              -------     ------     ------
  Net income................................................  $  1.78     $  .86     $  .27
                                                              =======     ======     ======

See accompanying notes.

CONSOLIDATED FINANCIAL STATEMENTS
(MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------
BALANCE SHEET                                                   2000       1999
-------------                                                 --------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   745    $   781
  Short-term investments....................................    3,258      2,045
  Accounts receivable, less allowance for losses of $54
    million in 2000 and $56 million in 1999.................    2,204      1,909
  Inventories...............................................    1,233        894
  Prepaid expenses..........................................       80        109
  Deferred income taxes.....................................      595        615
                                                              -------    -------
    Total current assets....................................    8,115      6,353
                                                              -------    -------
Property, plant and equipment at cost.......................    9,099      7,338
  Less accumulated depreciation.............................   (3,652)    (3,405)
                                                              -------    -------
    Property, plant and equipment (net).....................    5,447      3,933
                                                              -------    -------
Investments.................................................    2,400      4,205
Goodwill and other acquisition-related intangibles..........      961        502
Deferred income taxes.......................................      106         41
Other assets................................................      691        393
                                                              -------    -------
Total assets................................................  $17,720    $15,427
                                                              =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Loans payable and current portion long-term debt..........  $   148    $   331
  Accounts payable and accrued expenses.....................    1,921      1,722
  Income taxes payable......................................      323        270
  Accrued retirement and profit sharing contributions.......      421        374
                                                              -------    -------
    Total current liabilities...............................    2,813      2,697
                                                              -------    -------
Long-term debt..............................................    1,216      1,099
Accrued retirement costs....................................      378        797
Deferred income taxes.......................................      469        998
Deferred credits and other liabilities......................      256        258
Stockholders' equity:
  Preferred stock, $25 par value. Authorized--10,000,000
    shares
    Participating cumulative preferred. None issued.........       --         --
  Common stock, $1 par value. Authorized--2,400,000,000
    shares
    Shares issued: 2000--1,733,237,248; 1999--851,448,197...    1,733        851
  Paid-in capital...........................................    1,185        877
  Retained earnings.........................................    9,323      6,406
  Less treasury common stock at cost.
    Shares: 2000--1,184,880; 1999--1,034,757................      (93)      (109)
  Accumulated other comprehensive income....................      574      1,553
  Deferred compensation.....................................     (134)        --
                                                              -------    -------
    Total stockholders' equity..............................   12,588      9,578
                                                              -------    -------
Total liabilities and stockholders' equity..................  $17,720    $15,427
                                                              =======    =======

See accompanying notes.

CONSOLIDATED FINANCIAL STATEMENTS
(MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
CASH FLOWS                                                      2000       1999       1998
----------                                                    --------   --------   --------
Continuing operations:
  Cash flows from operating activities:
    Income before cumulative effect of an accounting
     change.................................................  $ 3,087    $ 1,451    $   452
    Depreciation............................................    1,216      1,005      1,201
    Amortization of acquisition-related costs...............      160         69         47
    Purchased in-process research and development...........      112         79         25
    Adjustment to conform fiscal year end of pooled
     acquisition............................................       --         (9)        --
    Deferred income taxes...................................        1        (11)       (45)
    Net currency exchange (gains) losses....................       11          9         (4)
    (Increase) decrease in working capital (excluding cash
     and cash equivalents,
      short-term investments, deferred income taxes, and
     loans payable and
      current portion long-term debt):
        Accounts receivable.................................     (348)      (444)       291
        Inventories.........................................     (372)      (207)        60
        Prepaid expenses....................................       27        (20)       (15)
        Accounts payable and accrued expenses...............      246         96       (440)
        Income taxes payable................................      (55)        64         25
        Accrued retirement and profit sharing
        contributions.......................................       51        244        (33)
  Gains on sale of Micron stock.............................   (1,636)        --         --
  Increase (decrease) in noncurrent accrued retirement
    costs...................................................     (369)        11         42
  Other.....................................................       54         20       (220)
                                                              -------    -------    -------
Net cash provided by operating activities...................    2,185      2,357      1,386

Cash flows from investing activities:
  Additions to property, plant and equipment................   (2,762)    (1,398)    (1,067)
  Purchases of short-term investments.......................   (5,409)    (2,529)    (2,262)
  Sales and maturities of short-term investments............    4,178      2,237      2,568
  Purchases of noncurrent investments.......................     (133)       (87)       (61)
  Sales of noncurrent investments...........................    2,198        272         33
  Acquisition of businesses, net of cash acquired...........       (3)      (469)      (152)
  Payments made in connection with sale of memory
    business................................................       --         --       (680)
  Proceeds from sale of businesses..........................      107         --        100
                                                              -------    -------    -------
Net cash used in investing activities.......................   (1,824)    (1,974)    (1,521)

Cash flows from financing activities:
  Additions to loans payable................................       23         11         10
  Payments on loans payable.................................      (19)       (13)        (9)
  Additions to long-term debt...............................      250        400         --
  Payments on long-term debt................................     (307)      (262)       (68)
  Dividends paid on common stock............................     (141)      (134)      (133)
  Sales and other common stock transactions.................      242        225        154
  Common stock repurchase program...........................     (155)      (473)      (256)
  Increase in noncurrent assets for restricted cash.........     (261)        --         --
                                                              -------    -------    -------
Net cash used in financing activities.......................     (368)      (246)      (302)

Effect of exchange rate changes on cash.....................      (29)       (61)         5
                                                              -------    -------    -------
Net increase (decrease) in cash and cash equivalents........      (36)        76       (432)

Cash and cash equivalents at beginning of year..............      781        705      1,137
                                                              -------    -------    -------
Cash and cash equivalents at end of year....................  $   745    $   781    $   705
                                                              =======    =======    =======

See accompanying notes.

CONSOLIDATED FINANCIAL STATEMENTS
(MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

                                                                                              ACCUMULATED
                                                                              TREASURY           OTHER
                                        COMMON      PAID-IN     RETAINED       COMMON        COMPREHENSIVE          DEFERRED
STOCKHOLDERS' EQUITY                    STOCK       CAPITAL     EARNINGS        STOCK           INCOME*           COMPENSATION
--------------------                  ----------   ---------   -----------   -----------   ------------------   -----------------
Balance, December 31, 1997..........    $  416      $1,313       $4,762         $ (94)          $   (53)

1998
  Net income........................        --          --          452            --                --
  Dividends declared on common stock
    ($.064 per share)...............        --          --         (101)           --                --
  Common stock issued on exercise of
    stock options...................         3        (102)          --           254                --
  Stock repurchase program..........        --          --           --          (294)               --
  Other stock transactions, net.....        --         106           --            --                --
  Pension liability adjustment......        --          --           --            --              (117)
  Equity, debt and cash investments
    adjustment......................        --          --           --            --               465
                                        ------      ------       ------         -----           -------
Balance, December 31, 1998..........       419       1,317        5,113          (134)              295

1999
  Net income........................        --          --        1,451            --                --
  Dividends declared on common stock
    ($.085 per share)...............        --          --         (134)           --                --
  Two-for-one common stock split....       420        (420)          --            --                --
  Common stock issued on exercise of
    stock options...................         4        (247)          --           451                --
  Stock repurchase program..........        --          --           --          (426)               --
  Other stock transactions, net.....        --         195           --            --                --
  Pension liability adjustment......        --          --           --            --               132
  Equity, debt and cash investments
    adjustment......................        --          --           --            --             1,126
  Pooling of interests
    acquisitions....................         8          32          (15)           --                --
  Adjustment to conform fiscal year
    end of pooled acquisition.......        --          --           (9)           --                --
                                        ------      ------       ------         -----           -------
Balance, December 31, 1999..........       851         877        6,406          (109)            1,553

2000
  NET INCOME........................        --          --        3,058            --                --                  --
  DIVIDENDS DECLARED ON COMMON STOCK
    ($.085 PER SHARE)...............        --          --         (141)           --                --                  --
  TWO-FOR-ONE COMMON STOCK SPLIT....       858        (858)          --            --                --                  --
  COMMON STOCK ISSUED ON EXERCISE OF
    STOCK OPTIONS...................        13          97           --           171                --                  --
  STOCK REPURCHASE PROGRAM..........        --          --           --          (155)               --                  --
  OTHER STOCK TRANSACTIONS, NET.....        --         320           --            --                --                  --
  PURCHASE ACQUISITIONS.............        11         749           --            --                --               $(151)
  PENSION LIABILITY ADJUSTMENT......        --          --           --            --                42                  --
  EQUITY AND CASH INVESTMENTS
    ADJUSTMENT......................        --          --           --            --            (1,021)                 --
  DEFERRED COMPENSATION
    AMORTIZATION....................        --          --           --            --                --                  17
                                        ------      ------       ------         -----           -------               -----
BALANCE, DECEMBER 31, 2000..........    $1,733      $1,185       $9,323         $ (93)          $   574               $(134)
                                        ======      ======       ======         =====           =======               =====

* Comprehensive income, i.e., net income plus other comprehensive income, totaled $2079 million in 2000, $2709 million in 1999 and $800 million in 1998.

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

ACCOUNTING POLICIES AND PRACTICES

Effective January 1, 2000, in accordance with Staff Accounting Bulletin
No. 101, the company changed its method of accounting for revenue recognition for certain of its product sales, specifically those for which transfer of title occurs upon delivery to the customer. Historically, the company generally recognized revenues for its products when shipped. Typically, there is less than a three day difference between recognizing revenue at delivery versus when shipped. Under the new accounting method adopted in the fourth quarter of 2000 retroactive to January 1, 2000, the company now recognizes revenue for product sales when transfer of title occurs. The first three quarters of 2000 have been restated for the change. The cumulative effect of the change on prior years resulted in a charge to net income of $29 million (after income taxes of $16 million), which is included in results for the year 2000. The effect of the change on the year 2000 was to decrease income before the cumulative effect of the accounting change by $13 million ($.007 per share) and net income by $42 million ($.023 per share). For the first quarter of 2000, the company recognized $92 million in revenues that are included in the cumulative effect adjustment as of January 1, 2000. Pro forma amounts (assuming the change is applied retroactively) for periods prior to 2000 are not materially different from reported results and are not presented.

    Royalty revenues are recognized upon sale by the licensee of royalty-bearing products, as estimated by the company.

    The company adopted FASB Interpretation No. 44 in the third quarter of 2000. The statement, which was effective for transactions on or after July 1, 2000, requires that the intrinsic value of unvested employee stock options exchanged in a business purchase transaction be recorded as deferred compensation, a contra-stockholders' equity account. Previously, such amounts were recorded as acquisition cost. The effect of this standard was not material to the company's year 2000 net income. The company also adopted Emerging Issues Task Force Issue No. 00-15 in the third quarter of 2000. This standard requires the income tax benefit realized by the company from the exercise of nonqualified stock options to be classified in the cash flow statement as an operating cash flow. Previously, this amount was classified as a financing cash flow. The benefit was $313 million, $183 million and $54 million for the years 2000, 1999 and 1998. Cash flow statements prior to 2000 have been reclassified accordingly.

    The company adopted SFAS No. 130 in the first quarter of 1998. It required disclosure of comprehensive income, i.e., net income plus direct adjustments to stockholders' equity such as equity, debt and cash investment adjustments and pension liability adjustments. Also in 1998, the company adopted SFAS No. 132, which mandated changes in disclosures for pension and retiree health care plans. Disclosures under these standards were provided on a retroactive basis. Neither affected reported net income.

    Accounting standard SFAS No. 133 was issued in 1998 and is effective
January 1, 2001. It requires that all derivatives be marked-to-market on an ongoing basis. This applies to stand-alone derivative instruments, such as forward currency exchange contracts and interest rate swaps. It also applies to embedded derivatives acquired after year end 1998. Along with the derivatives, the underlying hedged items are also to be marked-to-market on an ongoing basis. These market value adjustments are to be included either in the income statement or stockholders' equity, depending on the nature of the transaction. The company will adopt the standard in the first quarter of 2001 on a cumulative basis and does not expect a material impact.

    The consolidated financial statements include the accounts of all subsidiaries. The preparation of financial statements requires the use of estimates from which final results may vary.

Intercompany balances and transactions have been eliminated. The U.S. dollar is the functional currency for financial reporting. With regard to accounts recorded in currencies other than U.S. dollars, current assets (except inventories), deferred income taxes, other assets, current liabilities and long-term liabilities are remeasured at exchange rates in effect at year-end. Inventories, property, plant and equipment and depreciation thereon are remeasured at historic exchange rates. Revenue and expense accounts other than depreciation for each month are remeasured at the appropriate daily rate of exchange. Net currency exchange gains and losses from remeasurement and forward currency exchange contracts to hedge net balance sheet exposures are charged or credited on a current basis to other income (expense) net. Gains and losses from forward currency exchange contracts to hedge specific transactions are deferred and included in the measurement of the related transactions. Gains and losses from interest rate swaps are included on the accrual basis in interest expense. Gains and losses from terminated forward currency exchange contracts and interest rate swaps are deferred and recognized consistent with the terms of the underlying transaction.

    Inventories are stated at the lower of cost or estimated realizable value. Cost is generally computed on a currently adjusted standard (which approximates current average costs) or average basis.

    Property, plant and equipment are stated at cost and depreciated on either the declining-balance method (primarily 150 percent declining method) or the sum-of-the-years-digits method over the estimated useful lives of the assets. Fully depreciated assets are written off against accumulated depreciation. Goodwill and other acquisition-related costs are amortized on a straight-line basis over the estimated economic lives of the assets. Reviews are regularly performed to determine whether facts or circumstances exist which indicate that the carrying values of the company's fixed or intangible assets are impaired. The company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with those assets to their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

    Advertising costs are expensed as incurred. Advertising expense was $118 million in 2000, $149 million in 1999 and $104 million in 1998.

    As discussed in the Divestiture note, the financial statements include the effect of a significant divestiture: the sale of the company's memory business and related joint venture interests to Micron Technology, Inc. (Micron) in September 1998.

    Amounts in the prior periods' financial statements and related notes have been restated to reflect the May 2000 two-for-one stock split and the acquisition of Burr-Brown Corporation (Burr-Brown) in August 2000, which was accounted for as a pooling of interests. See also the Pooling of Interests Acquisition note.

    Computation of earnings per common share (EPS) amounts for income before cumulative effect of an accounting change is as follows (millions, except per-share amounts):

                                           2000                             1999                             1998
                              ------------------------------   ------------------------------   ------------------------------
                               INCOME     SHARES      EPS       INCOME     SHARES      EPS       INCOME     SHARES      EPS
                              --------   --------   --------   --------   --------   --------   --------   --------   --------
Basic EPS...................   $3,087    1,717.5     $1.80      $1,451    1,680.3      $.86       $452     1,665.3      $.27
Dilutives:
  Stock options/compensation
    plans...................       --       69.3                    --       69.4                   --        45.8
  Convertible debentures....        6        4.8                    --         --                   --          --
                               ------    -------     -----      ------    -------      ----       ----     -------      ----
Diluted EPS.................   $3,093    1,791.6     $1.73      $1,451    1,749.7      $.83       $452     1,711.1      $.26
                               ======    =======     =====      ======    =======      ====       ====     =======      ====

    The EPS computation for 2000 excludes 2.0 million shares for stock options because their effect would have been antidilutive.

POOLING OF INTERESTS ACQUISITION

On August 24, 2000, the company acquired Burr-Brown for approximately
88 million shares of common stock, including stock options and convertible notes. In this transaction, TI assumed outstanding Burr-Brown stock options that were converted to options to purchase approximately 9 million shares of TI common stock. In addition, Burr-Brown's outstanding 4.25% $250 million convertible subordinated notes payable are now convertible into 5.6 million TI common shares. This transaction was accounted for as a pooling of interests in 2000. All prior periods presented have been restated.

    No adjustments, other than minor reclassifications, were necessary to conform accounting policies of the entities, nor were there any intercompany transactions requiring elimination. As both companies used calendar year reporting, no adjustments were necessary to conform time periods. Total related transaction costs of $50 million were expensed in the third and fourth quarters of 2000.

    The following shows the historical results of TI and Burr-Brown for the periods prior to the consummation of the merger of the two entities (in millions):

                                                        SIX MONTHS              YEAR ENDED
                                                           ENDED       -----------------------------
                                                       JUNE 30, 2000   DEC. 31, 1999   DEC. 31, 1998
                                                       -------------   -------------   -------------
Net revenues:
  TI.................................................      $5,497          $9,468          $8,617
  Burr-Brown.........................................         194             291             258
                                                           ------          ------          ------
                                                           $5,691          $9,759          $8,875
                                                           ======          ======          ======
Net income:
  TI.................................................      $1,705          $1,406          $  416
  Burr-Brown.........................................          42              45              36
                                                           ------          ------          ------
                                                           $1,747          $1,451          $  452
                                                           ======          ======          ======

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Debt securities with original maturities within three months are considered cash equivalents. Debt securities with original maturities beyond three months have remaining maturities within 13 months and are considered short-term investments. These cash equivalent and short-term investment debt securities are available for sale and stated at fair value, which approximates their specific amortized cost. As of December 31, 2000, these debt securities consisted primarily of the following types: corporate ($2619 million) and asset-backed commercial paper ($953 million). At December 31, 1999, these debt securities consisted primarily of the following types: corporate ($1749 million), asset-backed commercial paper ($711 million) and municipal securities ($153 million). Gross realized and unrealized gains, as well as realized losses, for each of these security types were immaterial in 2000, 1999 and 1998. Gross unrealized losses were immaterial for each of these security types in 1999 and 1998 and $20 million in 2000 (see also the Financial Instruments and Risk Concentration note). Proceeds from sales of these cash equivalent and short-term investment debt securities in 2000, 1999 and 1998 were $2025 million, $1185 million and $647 million.

INVENTORIES

                                                                            MILLIONS OF DOLLARS
                                                                           ----------------------
                                                                             2000          1999
                                                                           --------      --------
Raw materials and purchased parts.......................................    $  245        $  167
Work in process.........................................................       681           501
Finished goods..........................................................       307           226
                                                                            ------        ------
Inventories.............................................................    $ 1233        $  894
                                                                            ======        ======

PROPERTY, PLANT AND EQUIPMENT AT COST

                                                                               MILLIONS OF DOLLARS
                                                                              ----------------------
                                                          DEPRECIABLE LIVES     2000          1999
                                                          -----------------   --------      --------
Land....................................................                       $   95        $   93
Buildings and improvements..............................    5-40 years          2,759         2,405
Machinery and equipment.................................    3-10 years          6,245         4,840
                                                                               ------        ------
Total...................................................                       $9,099        $7,338
                                                                               ======        ======

    Authorizations for property, plant and equipment expenditures in future years were approximately $2236 million at December 31, 2000, and $1468 million at December 31, 1999.

INVESTMENTS

Equity investments primarily consisted of 56,952,399 Micron common shares and other publicly traded investments. Included in the Micron common shares are 24,666,715 shares received by TI in October 2000, when TI converted its $740 million 6.5% Micron convertible notes into Micron common shares. The Micron securities were received in 1998 in connection with TI's sale of its memory business.

    TI Ventures is a venture fund that invests in companies involved in the development of new markets. As of year-end 2000, investments were held in 21 companies focused primarily on next-generation applications of digital signal processors.

    Other investments consist of mutual funds that are acquired to generate returns that offset changes in certain liabilities related to deferred compensation arrangements. The mutual funds hold a variety of debt and equity investments.

    Following is information on the investments (millions of dollars):

                                                                        UNREALIZED
                                                              ------------------------------     FAIR
                                                     COST      GAINS     (LOSSES)     NET       VALUE
                                                   --------   --------   --------   --------   --------
2000
EQUITY INVESTMENTS...............................   $1,357     $  899      $(52)     $  847     $2,204
TI VENTURES......................................       54         65        --          65        119
OTHER INVESTMENTS................................       77         --        --          --         77
                                                    ------     ------      ----      ------     ------
TOTAL............................................   $1,488     $  964      $(52)     $  912     $2,400
                                                    ======     ======      ====      ======     ======
1999
Equity investments...............................   $  964     $1,659      $ (3)     $1,656     $2,620
Debt investments.................................      697        330        --         330      1,027
TI Ventures......................................       38        475        --         475        513
Other investments................................       46         --        (1)         (1)        45
                                                    ------     ------      ----      ------     ------
Total............................................   $1,745     $2,464      $ (4)     $2,460     $4,205
                                                    ======     ======      ====      ======     ======

    Investments are stated at fair value, which is based on market quotes, current interest rates or management estimates, as appropriate. Adjustments to fair value of the equity, TI Ventures and, in 1999, debt investments, which are all classified as available-for-sale, are recorded as an increase or decrease in stockholders' equity. Adjustments to fair value of the other investments, which are classified as trading, are recorded in operating expense. Cost or amortized cost, as appropriate, was determined on a specific identification basis.

    Proceeds from sales of equity, debt and TI Ventures investments were $2232 million in 2000, $309 million in 1999 and $33 million in 1998. There were $1816 million and $125 million of gross realized gains and zero gross realized losses from sales of these investments in 2000 and 1999. Similar amounts in 1998 were zero.

GOODWILL AND OTHER ACQUISITION-RELATED INTANGIBLES

                                                                                             MILLIONS OF
                                                                                               DOLLARS
                                                                                        ----------------------
                                                                AMORTIZATION LIVES        2000          1999
                                                                ------------------      --------      --------
Goodwill..................................................      5-8 years                 $659          $265
Developed technology......................................      3-10 years                 140           107
Other intangibles.........................................      2-10 years                 162           130
                                                                                          ----          ----
Total.....................................................                                $961          $502
                                                                                          ====          ====

    Other intangibles include items such as trained workforce and customer base. The balances shown are net of total accumulated amortization of $308 million and $168 million at year-end 2000 and 1999.

    Amortization of goodwill and other acquisition-related costs (including deferred compensation, a contra-stockholders' equity account) was $160 million, $69 million and $47 million for 2000, 1999 and 1998. Of the total amortization, goodwill amortization was $71 million, $25 million and $10 million, with the remainder primarily related to developed technology.

NON-CASH INVESTING ACTIVITY

Following is a discussion of major TI transactions which involved non-cash amounts. In 2000, TI acquired Burr-Brown in a pooling of interests acquisition for approximately 88 million shares of TI common stock, including stock options and convertible notes. In 1998, TI sold its memory business to Micron. As a result, TI received Micron common shares and notes with values of $881 million and $836 million, respectively. In addition to TI's memory assets, Micron received $550 million in cash from TI to facilitate the deployment of Micron's technology throughout the acquired business. In the fourth quarter of 1998, TI made an additional $130 million payment to Micron as part of the contractually required working capital.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                               MILLIONS OF DOLLARS
                                                              ----------------------
                                                                2000          1999
                                                              --------      --------
Accounts payable............................................   $  997        $  687
Accrued salaries, wages and vacation pay....................      365           421
Other accrued expenses and liabilities......................      559           614
                                                               ------        ------
Total.......................................................   $1,921        $1,722
                                                               ======        ======

DEBT AND LINES OF CREDIT

                                                               MILLIONS OF DOLLARS
                                                              ----------------------
LONG-TERM DEBT                                                  2000          1999
--------------                                                --------      --------
6.875% notes due 2000.......................................   $   --        $  200
9.0% notes due 2001.........................................       55            55
6.65% notes, due in installments through 2001...............       50           127
9.25% notes due 2003........................................      103           104
7.0% notes due 2004.........................................      400           400
6.125% notes due 2006.......................................      300           300
8.75% notes due 2007........................................       43            43
3.80% to 6.10% lira notes...................................       91           133
4.25% convertible subordinated notes due 2007...............      250            --
Other.......................................................       51            51
                                                               ------        ------
                                                                1,343         1,413
Less current portion long-term debt.........................      127           314
                                                               ------        ------
Total.......................................................   $1,216        $1,099
                                                               ======        ======

    The coupon rates for the notes due 2006 have been swapped for LIBOR-based variable rates through 2006, for an effective interest rate of approximately 6.1% and 5.6% as of December 31, 2000 and 1999. The lira notes are due in installments through 2005.

    The 4.25% convertible subordinated notes issued February 24, 2000, may be redeemed at the issuer's option at specified prices, beginning in 2003. The notes are convertible at the holder's option into an aggregate 5,624,784 shares of TI common stock at a common stock conversion price of $44.45 per share. See the Guarantor Information note for further information.

    TI has guaranteed the payment obligations of a supplier under a $210 million lease financing facility maturing 2003. Obligations under this facility were $172 million and $2 million at year-end 2000 and 1999.

    In October 2000, TI was released from its guarantee of borrowings by TECH Semiconductor Singapore under its $450 million principal amount credit facility. See the Divestitures note for further information.

    Interest incurred on loans in 2000, 1999 and 1998 was $98 million, $84 million and $86 million. Of these amounts, $23 million in 2000, $8 million in 1999 and $10 million in 1998 were capitalized as a component of capital asset construction costs. Interest paid on loans (net of amounts capitalized) was $75 million in 2000, $76 million in 1999 and $76 million in 1998.

    Aggregate maturities of long-term debt due during the four years subsequent to December 31, 2001, are as follows:

                                                              MILLIONS OF DOLLARS
                                                              -------------------
2002........................................................         $ 25
2003........................................................          156
2004........................................................          423
2005........................................................            8

    The company maintains lines of credit to support commercial paper borrowings and to provide additional liquidity. These lines of credit totaled $733 million at December 31, 2000, and $723 million at December 31, 1999. Of these amounts, at December 31, 2000 and 1999, $600 million existed to support commercial paper borrowings or short-term bank loans.

FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

FINANCIAL INSTRUMENTS: In addition to the swaps discussed in the preceding note, as of December 31, 2000, the company had forward currency exchange contracts outstanding of $201 million to hedge net balance sheet exposures (including $51 million to buy Taiwan dollars, $47 million to sell yen and $29 million to buy euros). At December 31, 1999, the company had forward currency exchange contracts outstanding of $567 million to hedge net balance sheet exposures (including $99 million to buy yen, $102 million to sell yen, and $214 million to buy euros). As of December 31, 2000 and 1999, the carrying amounts and current market settlement values of these swaps and forward contracts were not significant. The company uses forward currency exchange contracts, to minimize the adverse earnings impact from the effect of exchange rate fluctuations on the company's non-U.S. dollar net balance sheet exposures. The interest rate swaps for the company's notes due 2006 are used to change the characteristics of the interest rate stream on the debt from fixed rates to short-term variable rates in order to achieve a mix of interest rates that, over time, is expected to moderate financing costs. The effect of these interest rate swaps was to reduce interest expense by $1 million, $4 million and $3 million in 2000, 1999, and 1998.

    In order to minimize its exposure to credit risk, the company limits its counterparties on the forward currency exchange contracts and interest rate swaps to investment-grade rated financial institutions.

    As of December 31, 2000 and 1999, the fair value of long-term debt, based on current interest rates, was approximately $1450 million and $1401 million, compared with the historical cost amount of $1343 million and $1413 million.

RISK CONCENTRATION: Financial instruments that potentially subject the company to concentrations of credit risk are primarily cash investments, accounts receivable and noncurrent investments. The company places its cash investments in investment-grade, short-term debt securities and limits the amount of credit exposure to any one commercial issuer. At year-end 2000, TI held $100 million of one-year notes issued by Edison International (EI), the parent of Southern California Edison

Company (SCE). SCE is a California utility company currently experiencing financial difficulties. The notes, which mature July 18, 2001, were purchased in July 2000 for face amount. The estimated market value of the EI notes held by TI is below face amount by $20 million. Pending a more definitive determination of EI's financial condition, TI has written down the investment by $20 million at year-end 2000 through accumulated other comprehensive income in stockholders' equity.

    Concentrations of credit risk with respect to the receivables are limited due to the large number of customers in the company's customer base and their dispersion across different industries and geographic areas. The company maintains an allowance for losses based upon the expected collectibility of accounts receivable. At December 31, 2000, TI had an account receivable of $173 million from Hyundai Electronics Industries Co., Ltd. (Hyundai) under the terms of a patent license agreement expiring December 31, 2007. Hyundai has requested a renegotiation of the payment schedule of the receivable and TI is in discussions with Hyundai on this issue. TI, which has significant legal remedies available, believes the receivable balance is collectible.

    The company's noncurrent investments at year-end 2000 have an aggregate fair value of $2400 million ($4205 million at year-end 1999). The investments are in high-technology companies and are subject to price volatility and other uncertainties. They include a significant concentration of Micron common shares with a fair value of $2022 million at year-end 2000. The company adjusts the carrying amounts of the investments to fair value each quarter.

STOCKHOLDERS' EQUITY

The company is authorized to issue 10,000,000 shares of preferred stock. None is currently outstanding.

    Each outstanding share of the company's common stock carries one-fourth of a stock purchase right. Under certain circumstances, each right may be exercised to purchase one one-thousandth of a share of the company's participating cumulative preferred stock for $200. Under certain circumstances following the acquisition of 20% or more of the company's outstanding common stock by an acquiring person (as defined in the rights agreement), each right (other than rights held by an acquiring person) may be exercised to purchase common stock of the company or a successor company with a market value of twice the $200 exercise price. The rights, which are redeemable by the company at one cent per right, expire in June 2008.

    Changes in accumulated other comprehensive income are as follows (millions of dollars):

                                                                         EQUITY, DEBT AND
                                                     PENSION LIABILITY   CASH INVESTMENTS
                                                        ADJUSTMENT          ADJUSTMENT       TOTAL
                                                     -----------------   ----------------   --------
Balance, December 31, 1997.........................        $ (63)             $    10       $   (53)
  Annual adjustments...............................         (117)                 716           599
  Tax effect of above..............................           --                 (251)         (251)
                                                           -----              -------       -------
Balance, December 31, 1998.........................         (180)                 475           295
  Annual adjustments...............................          132                1,857         1,989
  Tax effect of above..............................           --                 (649)         (649)
  Reclassifications of realized transactions, net
    of tax of $43 million..........................           --                  (82)          (82)
                                                           -----              -------       -------
Balance, December 31, 1999.........................          (48)               1,601         1,553
  ANNUAL ADJUSTMENTS...............................           27                  246           273
  TAX EFFECT OF ABOVE..............................           --                  (87)          (87)
  TAX VALUATION ALLOWANCE REDUCTION................           15                   --            15
  RECLASSIFICATION OF REALIZED TRANSACTIONS, NET OF
    TAX OF $636 MILLION............................           --               (1,180)       (1,180)
                                                           -----              -------       -------
BALANCE, DECEMBER 31, 2000.........................        $  (6)             $   580       $   574
                                                           =====              =======       =======

RESEARCH AND DEVELOPMENT

Research and development expense totaled $1747 million in 2000, $1379 million in 1999 and $1265 million in 1998.

    Acquisition-related purchased in-process R&D charges were $112 million in 2000, $79 million in 1999 and $25 million in 1998. These charges are for the value of acquired in-process research and development from business purchase acquisitions. Values for acquired in-process R&D (purchased R&D) were determined at the acquisition date based upon the appraised value of the related developmental projects. Purchased R&D projects acquired after 1998 were assessed, analyzed and valued within the context and framework articulated by the Securities and Exchange Commission herein described as the Exclusion Approach. Earlier acquisitions were valued using the Income Approach.

    Significant assumptions, detailed in the table below, used in determining the value of purchased R&D included the discount rate, the estimated beginning date of projected operating cash flows, and the remaining cost and time, in engineer-months, to complete the R&D projects. The term "engineer-month" refers to the average amount of research work expected to be performed by an engineer in a month.

    The relative stage of completion and projected operating cash flows of the underlying in-process projects acquired were the most significant and uncertain assumptions utilized in the valuation analysis of the in-process R&D. Such uncertainties could give rise to unforeseen budget over-runs and/or revenue shortfalls in the event that TI is unable to successfully complete and commercialize the projects. TI management is primarily responsible for estimating the value of the purchased R&D in all acquisitions accounted for under the purchase method. TI expects to essentially meet its original return expectations for the projects.

MILLIONS OF DOLLARS
----------------------------------------------------------------------------------------------------------------------------------

                                                                           PURCHASED
                                                      OTHER     DEFERRED   IN-PROCESS
     ENTITY        ACQUISI-    CONSID-                INTAN-    COMPEN-       R&D       APPRAISAL           R&D           DISCOUNT
    ACQUIRED       TION DATE   ERATION    GOODWILL    GIBLES     SATION      CHARGE      METHOD            FOCUS            RATE
-----------------  ---------   --------   --------   --------   --------   ----------   ---------   --------------------  --------
Alantro            Third         $277       $148       $ 81       $ 32        $ 52      Exclusion   Wireless networking      24%
  Communications,  quarter                                                              approach    technology for home
  Inc.             2000                                                                             and office

Dot Wireless,      Third         $467       $302       $ 46       $119        $ 60      Exclusion   Architecture for         20%
  Inc.             quarter                                                              approach    third generation
                   2000                                                                             (3G) wireless
                                                                                                    devices for
                                                                                                    delivering voice and
                                                                                                    high speed data to
                                                                                                    mobile users

Butterfly VLSI,    First         $ 52       $ 33       $  5         --        $ 10      Exclusion   Short distance           25%
  Ltd.             quarter                                                              approach    wireless technology
                   1999                                                                             for voice-plus-data
                                                                                                    transmission
                                                                                                    products

Libit Signal       Second        $365       $207       $106         --        $ 52      Exclusion   Silicon Solutions        22%
  Processing Ltd.  quarter                                                              approach    and Internet
                   1999                                                                             telephony software
                                                                                                    for cable modems,
                                                                                                    etc. for Internet
                                                                                                    access

Integrated Sensor  Third         $ 67       $ 32       $ 11         --        $ 16      Exclusion   Intelligent sensors      25%
  Solutions, Inc.  quarter                                                              approach    for auto/ind.
                   1999                                                                             markets

GO DSP/Spectron    First         $ 39       $  7       $  7         --        $ 25      Income      DSP software tools,      30%
                   quarter                                                              approach    including real-time
                   1998                                                                             operating systems
                                                                                                    for DSP development

MILLIONS OF DOLLA  MILLIONS OF DOLLARS
-----------------  -------------------------------------
                    COST/TIME TO COMPLETE
                         R&D PROJECTS            YEAR
                   ------------------------   CASH FLOWS
     ENTITY            AT            AT       PROJECTED
    ACQUIRED       ACQUISITION   DEC. 2000     TO BEGIN
-----------------  -----------   ----------   ----------
Alantro            $4.1/256      $5.8/359        2002
  Communications,  engineer      engineer
  Inc.             months        months
Dot Wireless,      $2.9/172      $.5/31          2003
  Inc.             engineer      engineer
                   months        months
Butterfly VLSI,    $5/264        Project         2000
  Ltd.             engineer      completed
                   months
Libit Signal       $5/492        Project         2000
  Processing Ltd.  engineer      completed
                   months
Integrated Sensor  $4/233        Project         2000
  Solutions, Inc.  engineer      completed
                   months
GO DSP/Spectron    $7/540        Project         1998
                   engineer      completed
                   months

OTHER INCOME (EXPENSE) NET

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Interest income.............................................   $  296      $182       $171
Other income (expense) net..................................    2,018       221        130
                                                               ------      ----       ----
  Total.....................................................   $2,314      $403       $301
                                                               ======      ====       ====

    Other income increased in 2000, compared to 1999, primarily due to investment gains, including $1211 million and $425 million of gains from the sale of Micron common stock in the second and third quarters of 2000. Other income also included $88 million in the fourth quarter of 2000 from recognition of a gain on the 1998 sale of the memory business to Micron. As discussed in the Divestitures note, gain recognition had been deferred pending repayment of the remaining TI-provided financing to Micron, which occurred in the fourth quarter of 2000.

    The increase in other income in 1999, compared to 1998, was primarily due to increased investment gains. Other income included gains of $87 million in the third quarter of 1999 from the sale of several noncurrent stock investments and a gain of $83 million in the second quarter of 1998 from the sale of TI's interest in the TI-Acer joint venture to Acer Corporation.

STOCK OPTIONS

The company has stock options outstanding to participants under the Texas Instruments 2000 Long-Term Incentive Plan, approved by stockholders on
April 20, 2000. Options are also outstanding under the 1996 Long-Term Incentive Plan, the Texas Instruments Long-Term Incentive Plan and the 1988 Stock Option Plan; however, no further options may be granted under these plans. Under all these stockholder-approved plans, unless the options are acquisition-related replacement options, the option price per share may not be less than 100 percent of the fair market value on the date of the grant. Substantially all the options have a 10-year term. Options granted subsequent to 1996 generally vest ratably over four years. Options granted prior to that are fully vested.

    Under the 2000 Long-Term Incentive Plan, the company may grant stock options, including incentive stock options; restricted stock and restricted stock units; performance units; and other stock-based awards. The plan provides for the issuance of 120,000,000 shares of the company's common stock; in addition, if any award under the 1996 Long-Term Incentive Plan, the Long-Term Incentive Plan or the 1988 Stock Option Plan terminates, then any unissued shares subject to the terminated award become available for granting awards under the 2000 Long-Term Incentive Plan. No more than 13,400,000 shares of common stock may be awarded as restricted stock, restricted stock units or other stock-based awards under the plan. In 2000, 1999, and 1998, 215,500, 636,000 and 468,000 shares of restricted stock units were granted, which have a minimum vesting period of three years from date of grant (weighted-average award-date value of $54.44, $27.87 and $12.95 per share). Compensation expense for restricted stock units totaled $4.7 million, $11.2 million and $4.3 million in 2000, 1999 and 1998.

    The company also has stock options outstanding under the Employee Stock Purchase Plan approved by stockholders in 1997. The plan provides for options to be offered semiannually to all eligible employees in amounts based on a percentage of the employee's compensation. The option price per share may not be less than 85 percent of the fair market value on the date of grant. If the optionee authorizes and does not cancel payroll deductions that will be equal to or greater than the purchase price, options granted become exercisable in seven months, and expire not more than 13 months, from date of grant. There are no options outstanding under the 1988 Employee Stock Option Purchase Plan, the predecessor to the Employee Stock Purchase Plan.

    Under the Stock Option Plan for Non-Employee Directors adopted in
April 1998, the company grants stock options to each non-employee director once a year, in the period beginning January 1999 and extending through 2003. Each grant is an option to purchase 5,000 shares (10,000 shares beginning
January 2001) with an option price equal to fair market value on the date of grant. Grants made prior to May 2000 were adjusted to reflect the two-for-one stock split that occurred in that month.

    Stock option transactions during 2000, 1999 and 1998 were as follows:

                                        LONG-TERM     WEIGHTED-       EMPLOYEE       WEIGHTED-
                                        INCENTIVE      AVERAGE        STOCK AND       AVERAGE
                                        AND STOCK      EXERCISE     STOCK OPTION      EXERCISE
                                      OPTION PLANS      PRICE      PURCHASE PLANS      PRICE
                                      -------------   ----------   ---------------   ----------
Balance, Dec. 31, 1997..............   105,600,399      $ 6.36         5,318,956       $11.18
  Granted...........................    37,041,440       11.96         6,532,380*       11.47
  Granted, acquisition-related......     4,710,630        5.60                --           --
  Forfeited.........................    (5,734,374)      10.32          (973,956)       12.01
  Expired...........................            --          --                --           --
  Exercised**.......................   (18,096,868)       4.37        (6,282,084)       11.38
                                      ------------      ------       -----------       ------
Balance, Dec. 31, 1998..............   123,521,227        8.12         4,595,296        11.15
  Granted...........................    35,217,994       25.52         4,127,756*       26.03
  Granted, acquisition-related......     4,259,648        2.59                --           --
  Forfeited.........................    (2,943,835)      14.03          (187,378)       15.66
  Expired...........................            --          --                --           --
  Exercised**.......................   (23,033,184)       5.61        (5,950,882)       13.23
                                      ------------      ------       -----------       ------
Balance, Dec. 31, 1999..............   137,021,850       12.90         2,584,792        36.21
  GRANTED...........................    28,464,550       54.33         2,090,018*       63.74
  GRANTED, ACQUISITION-RELATED......       438,509        5.63                --           --
  FORFEITED.........................    (3,978,272)      28.59          (543,448)       63.37
  EXPIRED...........................            --          --                --           --
  EXERCISED**.......................   (17,093,818)       8.12        (3,027,926)       41.00
                                      ------------      ------       -----------       ------
BALANCE, DEC. 31, 2000..............   144,852,819      $20.67         1,103,436       $59.66
                                      ============      ======       ===========       ======

------------------------

*   Excludes options offered but not accepted.

** Includes previously unissued shares and treasury shares of 18,448,817 and 1,672,927; 24,296,441 and 4,687,625; and 20,770,942 and 3,608,010 for 2000,
    1999 and 1998.

    In accordance with the terms of APB No. 25, the company records no compensation expense for its non-acquisition-related stock option awards. As required by SFAS No. 123, the company provides the following disclosure of hypothetical values for these awards. The weighted-average grant-date value of options granted during 2000, 1999 and 1998 was estimated to be $30.50, $12.77 and $6.31 under the 2000 Long-Term Incentive Plan and the 1996 Long-Term Incentive Plan (Long-Term Plans) and $21.01, $7.04 and $3.34 under the Employee Stock Purchase Plan (Employee Plan). These values were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2000, 1999 and 1998: expected dividend yields of .16%, .32% and
 .71% (Long-Term Plans) and .11%, .30% and .74% (Employee Plan); expected volatility of 51%, 43% and 43%; risk-free interest rates of 6.66%, 5.33% and 5.47% (Long-Term Plans) and 6.30%, 5.07% and 5.32% (Employee Plan); and expected lives of 6 years (Long-Term Plans) and .83 years (Employee Plan). Had compensation expense been recorded based on these hypothetical values, the company's 2000 net income would have been $2796 million, or diluted earnings per share of $1.57 A similar computation for 1999 and 1998 would have resulted in net income of $1303 million and $362 million, or diluted earnings per share of $0.74 and $0.21. Because options vest over several years and additional option grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

    Summarized information about stock options outstanding under the Long-Term Plans at December 31, 2000, is as follows:

                       OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
-----------------------------------------------------------------   -------------------------
                                         WEIGHTED-
                           NUMBER         AVERAGE      WEIGHTED-       NUMBER      WEIGHTED-
      RANGE OF          OUTSTANDING      REMAINING      AVERAGE     EXERCISABLE     AVERAGE
      EXERCISE          AT DEC. 31,     CONTRACTUAL     EXERCISE    AT DEC. 31,     EXERCISE
       PRICES               2000           LIFE          PRICE          2000         PRICE
---------------------   ------------   -------------   ----------   ------------   ----------
  $  .01 to  5.74        28,204,585      4.2 years       $ 4.38      26,986,652      $ 4.46
    5.81 to 11.56        47,625,150         6.6            9.97      26,156,519        9.70
   11.62 to 54.47        43,458,085         8.1           24.60      11,116,486       22.29
   55.22 to 84.32        25,564,999         9.1           57.02          17,892       62.53
  -------------------   -----------    -------------     ------      ----------      ------
  $  .01 to 84.32       144,852,819      7.0 years       $20.67      64,277,549      $ 9.69
  ===================   ===========    =============     ======      ==========      ======

    At December 31, 2000, the stock options outstanding under the Employee Plan have exercise prices of $69.70 and $57.01, depending on the date of grant, and a remaining contractual life of three or nine months. Of the total outstanding options, 230,499 are exercisable at year-end 2000.

    At year-end 2000, 154,704,910 shares were available for future grants under the 2000 Long-Term Incentive Plan and 24,484,156 shares under the Employee Stock Purchase Plan. As of year-end 2000, 299,560,583 shares were reserved for issuance under the company's stock option and incentive plans and 25,587,592 shares were reserved for issuance under the Employee Stock Purchase Plan.

    In 1997, the company began a stock repurchase program with the goal of reducing the potential dilutive effect of shares to be issued upon the exercise of stock options under the Employee Stock Purchase Plan and the 1996 Long-Term Incentive Plan and predecessor long-term incentive plans. In 1999, as part of the process for the company's acquisition of Telogy Networks, Inc. to qualify as a pooling of interests for accounting purposes, the TI board of directors rescinded the share repurchase program associated with all plans except the Employee Stock Purchase Plan. Treasury shares acquired in connection with the repurchase program and other stock transactions in 2000, 1999 and 1998 were 1,880,220 shares, 3,905,177 shares and 4,463,283 shares. Previously unissued common shares issued for restricted stock units under the 1996 Long-Term Incentive Plan and predecessor long-term incentive plans and the Annual Incentive Plan in 2000, 1999 and 1998 were 404,000 shares, 41,060 shares and 135,392 shares. Treasury shares issued under the Texas Instruments Restricted Stock Unit Plan for Directors in 2000, 1999 and 1998 were 11,440 shares, zero shares and zero shares.

RETIREMENT AND INCENTIVE PLANS

The company provides various retirement plans for employees including pension, savings and deferred profit sharing plans. Incentive plans include profit sharing payments and annual performance awards.

U.S. RETIREMENT PLANS: The company provides a defined contribution plan whereby the company contributes 2% of an employee's earnings, and a matched savings program whereby an employee's contribution, up to 4% of the employee's earnings, is matched by the company at a dollar-per-dollar rate. The contributions may be invested in several investment funds including TI common stock.

    In lieu of the plan described above, most U.S. employees hired prior to December 1, 1997, elected during a 1997 selection period to remain in a prior TI plan. In that plan the company provides a matched savings program whereby an employee's contribution, up to 4% of the employee's earnings (subject to statutory limitations), is matched by the company at the rate of 50 cents per dollar. Available investments are the same as above. Also provided is a defined benefit plan with benefits based on an employee's years of service and last five years of compensation.

    Certain of the profit sharing plans worldwide provide that, depending on the individual plan, a portion of the profit sharing earned by employees is contributed to a deferred plan. Prior to 1999, 50% of profit sharing earned by U.S. employees was deferred; beginning in 1999, none is deferred. Several investment options are available for deferred amounts, including TI common stock. While the board of directors of the company has authorized the issuance of 36,935,344 shares of previously unissued TI common shares for deferred profit sharing and savings plans worldwide, none has been issued in the three years ended December 31, 2000. Instead, the trustees of these plans worldwide have purchased outstanding TI common shares: 16,199,007 shares in 2000, 23,929,068 shares in 1999 and 19,065,450 shares in 1998.

    The company's aggregate expense for U.S. employees under the defined contribution, deferred profit sharing and matched savings plans was $50 million in 2000, $39 million in 1999 and $57 million in 1998.

    The company's U.S. employees are currently eligible to receive, during retirement, specified company-paid medical benefits. The plan is contributory and premiums are adjusted annually. For employees retiring on or after January 5, 1993, the company has specified a maximum annual amount per retiree, based on years of service, that it will pay toward retiree medical premiums. For employees who retired prior to that date, the company maintains a consistent level of cost sharing between the company and the retiree. Effective January 1, 1998, new employees are eligible for retiree medical benefits when they reach
20 years of service, regardless of age. For a 15-year transition period, employees hired prior to 1998 qualify for eligibility under either the 20-year rule or the previous requirement, which was based upon retirement eligibility under the defined benefit pension plan. Coverage eligibility under the 20-year rule is only available at termination, i.e., no subsequent election to participate is allowable.

    Expense of the U.S. defined benefit and retiree health care benefit plans was as follows:

                                                                               MILLIONS OF DOLLARS
                                                  ------------------------------------------------------------------------------
                                                                                                          RETIREE
                                                            DEFINED BENEFIT                             HEALTH CARE
                                                  ------------------------------------      ------------------------------------
                                                    2000          1999          1998          2000          1999          1998
                                                  --------      --------      --------      --------      --------      --------
Service cost....................................   $  27          $ 35          $ 37          $  3          $ 3           $ 3
Interest cost...................................      44            49            49            25           23            21
Expected return on plan assets..................     (46)          (42)          (39)           (4)          --            --
Amortization of prior service cost..............       2             1             2            --           --            --
Amortization of transition obligation...........      (4)           (4)           (5)           --           --            --
Recognized net actuarial (gain)loss.............      (3)            1             1            --           --            --
                                                   -----          ----          ----          ----          ---           ---
Total...........................................   $  20          $ 40          $ 45          $ 24          $26           $24
                                                   =====          ====          ====          ====          ===           ===

    Settlement and curtailment gains (losses) of the U.S. defined benefit plan recognized in 2000, 1999 and 1998 were $8 million and $1 million; zero and zero; and zero and $(6) million. For the retiree health care benefit plan they were zero and $6 million; zero and zero; and zero and $1 million.

    Obligation and asset data for the U.S. defined benefit and retiree health care benefit plans at December 31 were as follows:

                                                                          MILLIONS OF DOLLARS
                                                           --------------------------------------------------
                                                                  DEFINED                     RETIREE
                                                                  BENEFIT                   HEALTH CARE
                                                           ----------------------      ----------------------
                                                             2000          1999          2000          1999
                                                           --------      --------      --------      --------
Change in benefit obligation:
Benefit obligation at beginning of year..................   $  582        $ 719         $  341        $ 352
  Service cost...........................................       27           35              3            3
  Interest cost..........................................       44           49             25           23
  Plan participant's contributions.......................       --           --              8            8
  Benefits paid..........................................      (67)        (145)           (42)         (35)
  Plan amendments........................................        6           --             --           --
  Actuarial (gain) loss..................................       73          (76)            42          (10)
  Settlements............................................      (29)          --             --           --
  Curtailments...........................................       (1)          --             (6)          --
  Special termination benefit............................        1           --             --           --
                                                            ------        -----         ------        -----
Benefit obligation at end of year........................      636          582            371          341
                                                            ------        -----         ------        -----
Change in plan assets:
Fair value of plan assets at beginning of year...........      552          546             --
  Actual return on plan assets...........................       15          119             (7)
  Employer contribution..................................      134           27            313
  Benefits paid..........................................      (63)        (140)            --
  Settlements............................................      (26)          --             --
                                                            ------        -----         ------
Fair value of plan assets at end of year.................      612          552            306
                                                            ------        -----         ------        -----
Funded status............................................      (24)         (30)           (65)        (341)
  Unrecognized net actuarial (gain) loss.................      (71)        (185)            38          (15)
  Unrecognized prior service cost........................        6            4             (1)          (2)
  Unrecognized transition obligation.....................       (1)          (5)            --           --
                                                            ------        -----         ------        -----
Accrued retirement at December 31........................      (90)        (216)           (28)        (358)
Less current portion.....................................      (19)          30              5           23
                                                            ------        -----         ------        -----
Accrued U.S. retirement costs............................   $ (109)       $(186)        $  (23)       $(335)
                                                            ======        =====         ======        =====

    The U.S. defined benefit and retiree health care obligations for 2000 and 1999 were determined using assumed discount rates of 7.5% and 7.75%. The assumed average long-term pay progression rate was 4.35%. The assumed long-term rate of return on plan assets was 9.0%. The retiree health care benefit obligation was determined using health care cost trend rates of 9.0% for 2001-2003 decreasing to 4.5% in 2004. Increasing (decreasing) the health care cost trend rates by one percentage point would have increased (decreased) the retiree health care benefit obligation at December 31, 2000, by $16 million/$(14) million and 2000 plan expense by $1 million/$(1) million.

NON-U.S. RETIREMENT PLANS: Retirement coverage for non-U.S. employees of the company is provided, to the extent deemed appropriate, through separate plans. Defined retirement benefits are based on an employee's years of service and compensation, generally during a fixed number of years immediately prior to retirement.

    Certain non-U.S. locations provide for deferral of profit sharing amounts with contributions generally invested in TI common stock. The related expense for these contributions was $13 million in 2000, $10 million in 1999 and $3 million in 1998.

    Expense of the non-U.S. defined benefit plans was as follows:

                                                                      MILLIONS OF DOLLARS
                                                              ------------------------------------
                                                                2000          1999          1998
                                                              --------      --------      --------
Service cost................................................   $  57          $ 56          $ 53
Interest cost...............................................      37            31            31
Expected return on plan assets..............................     (43)          (43)          (40)
Amortization of prior service cost..........................       1             1            (1)
Amortization of transition obligation.......................       2             2             2
Recognized net actuarial loss...............................      10            18            12
                                                               -----          ----          ----
Total.......................................................   $  64          $ 65          $ 57
                                                               =====          ====          ====

    Settlement and curtailment gains (losses) of the non-U.S. defined benefit plans recognized in 2000, 1999 and 1998 were $(2) million and zero; $(3) million and zero; and $(5) million and zero.

    Obligation and asset data for the non-U.S. defined benefit plans at December 31 were as follows:

                                                               MILLIONS OF DOLLARS
                                                              ----------------------
                                                                2000          1999
                                                              --------      --------
Change in benefit obligation:
Benefit obligation at beginning of year.....................  $ 1,193        $  985
  Service cost..............................................       57            56
  Interest cost.............................................       37            31
  Benefits paid.............................................      (29)          (20)
  Actuarial (gain) loss.....................................      (14)          164
  Settlements...............................................       --           (11)
  Curtailments..............................................      (13)          (12)
                                                              -------        ------
Benefit obligation at end of year...........................    1,231         1,193
                                                              -------        ------
Change in plan assets:
Fair value of plan assets at beginning of year..............      750           542
  Actual return on plan assets..............................       79           108
  Employer contribution.....................................       37            41
  Benefits paid.............................................      (27)          (21)
  Settlements...............................................       --           (11)
  Actuarial gain (loss).....................................      (62)           91
                                                              -------        ------
Fair value of plan assets at end of year....................      777           750
                                                              -------        ------
Funded status...............................................     (454)         (443)
  Unrecognized net actuarial loss...........................      233           254
  Unrecognized prior service cost...........................        6             7
  Unrecognized transition obligation........................        6             9
  Adjustments from Sept. 30 to Dec. 31......................        6           (33)
                                                              -------        ------
Net non-U.S. amount recognized..............................  $  (203)       $ (206)
                                                              =======        ======
Amounts recognized in the balance sheet consist of:
  Accrued retirement, current...............................  $    (5)       $   (4)
  Accrued retirement, noncurrent............................     (245)         (275)
  Prepaid benefit cost......................................       18            17
  Intangible asset..........................................        6             8
  Accumulated other comprehensive income....................       23            48
                                                              -------        ------
Total.......................................................  $  (203)       $ (206)
                                                              =======        ======

    The range of assumptions used for the non-U.S. defined benefit plans reflects the different economic environments within the various countries. The defined benefit obligations were determined as of December 31 using a range of assumed discount rates of 2.5% to 6.0% and a range of assumed average long-term pay progression rates of 3.0% to 5.0%. The range of assumed long-term rates of return on plan assets was 6.0% to 7.0%. Accrued retirement at December 31, 2000 and 1999 includes projected benefit obligations of $1043 million and $1077 million and accumulated benefit obligations of $808 million and $827 million, versus plan assets of $578 million and $564 million, for three plans whose obligations exceed their assets.

RESTRUCTURING ACTIONS

TI ACTIONS:

In the first quarter of 2000, the company recorded pretax charges of $29 million, associated with actions including the closing of the sensors & controls manufacturing facility in Versailles, Kentucky, and TI's acquisition of Toccata Technology ApS. Of the $29 million charge, $12 million was for severance for the elimination of 480 jobs in Kentucky. As of December 31, 2000, $1 million of severance costs had been paid. Of the $29 million charge, $20 million is included in cost of revenues, $6 million in selling, general and administrative expense, and $3 million in research and development expense.

    In the third quarter of 2000, the company recorded net pretax charges of $10 million for several semiconductor and sensors & controls restructuring and other actions in the U.S., Japan and Europe. Of the $10 million, asset abandonment charges were $17 million, gains from asset sales were $9 million, escrow pricing refunds from a prior memory manufacturing joint venture were $17 million and severance charges were $19 million. The severance actions affected 432 jobs. As of December 31, 2000, $9 million of the severance costs had been paid. Of the $10 million net charge, $12 million is included in cost of revenue, $9 million in other income and $7 million in selling, general and administrative expense.

    In the fourth quarter of 2000, the company recorded a pretax charge of $3 million, included in selling, general and administrative expense, for a severance action by Educational & Productivity Solutions affecting 51 jobs in Europe and the U.S. As of December 31, 2000, a nominal amount of the severance costs had been paid.

    In the first quarter of 1999, the company announced a consolidation of semiconductor manufacturing operations in Japan to improve manufacturing efficiencies and reduce costs. This action resulted in a pretax charge of $14 million in the first quarter, of which $13 million was for severance for the elimination of 153 jobs in Hatogaya, Japan, and $1 million for other related costs. Of the $14 million charge, $11 million was included in cost of revenues and $3 million in selling, general and administrative expense. In the third quarter of 1999, additional severance actions were taken for this program. This resulted in a pretax charge of $7 million, included in cost of revenues, in the third quarter for the elimination of an additional 105 jobs in Hatogaya, Japan. At year-end 1999, this program was complete.

    In the third quarter of 1999, severance actions were taken by TI's semiconductor operations in the U.S. These actions, taken in response to the continuing downturn in the hard disk drive marketplace, affected 206 jobs. As a result, TI took a pretax charge of $12 million in the third quarter, of which $10 million was included in cost of revenue and $2 million in selling, general and administrative expense. Of the $12 million charge, $9 million was for severance, $2 million was for fixed asset write-downs for assets held for disposal, and $1 million was for vendor obligations. The fixed assets were to be sold for scrap value and were therefore written down to zero, their sales value. At year-end 2000, this program was complete.

    In the second quarter of 1998, the company announced that, as a result of the various business divestitures over the past several years, the pending sale of its memory business and weakness in the current semiconductor market environment, it was implementing a severance/manufacturing efficiency program in order to more closely match the size and cost of its support functions with the company's overall size and to further combine manufacturing resources for more efficient operations. The program, which primarily affected the company's corporate activities and semiconductor business, included the elimination of 3,441 jobs around the world through voluntary programs, attrition, outsourcing and layoffs, as well as the closing of several facilities. As a result, the company took a pretax charge of $219 million in the second quarter, of which $126 million was included in selling, general and administrative expense and $93 million in cost of revenues. Of the $219 million charge, $161 million was for severance, $41 million for asset write-downs and $17 million for vendor cancellation and lease charges. Of the $41 million for asset write-downs, $25 million was for U.S. semiconductor inventories and $16 million was for fixed assets, primarily accelerated depreciation on assets phased out during 1998 in connection with the winding down of production at a semiconductor manufacturing facility in Singapore. The fixed assets were subsequently sold for scrap at a nominal value. Of the $17 million for vendor cancellation and lease charges, $15 million was for required vendor fees for cancellation of purchase contracts for chemicals, supplies and equipment as a result of a U.S. facility shutdown. At year-end 1999, this program was complete.

    In the third quarter of 1998, the company recorded a $14 million charge for accelerated depreciation on fixed assets primarily located in the semiconductor manufacturing facility in Singapore. This action was taken in connection with the severance/manufacturing efficiency program announced during the second quarter of 1998. This asset write-down charge was included in cost of revenues.

    In the fourth quarter of 1998, the company took further steps to enhance manufacturing efficiency, including the announced closing of a semiconductor assembly operation and sale of a sensors & controls manufacturing operation, both in Europe. The sale was completed on December 31, 1998. The assembly operation closing, which is complete, affected 740 employees. As a result of these actions, the company took a fourth-quarter 1998 pretax charge of $72 million, of which $27 million was included in cost of revenues, $24 million in other income (expense) net and $21 million in selling, general and administrative expense. Of this $72 million charge, $35 million was for severance, $35 million for other cash-related costs and $2 million for asset write-downs, primarily to adjust fixed assets in the European sensors & controls operation to actual sale value. Of the $35 million severance charge, all had been paid by year-end 1999. Of the other $35 million charge, $20 million was a cash payment required as part of an agreement with the third-party buyer of a sensors & controls manufacturing operation in Europe. The balance was for previously-received government grants expected to be repaid as a result of the closing of the European semiconductor assembly operation.

UNITRODE ACTIONS:

In the third quarter of 1999, Unitrode recorded a $4 million charge, included in selling, general and administrative expense, primarily for severance to former executives. The amount was paid that quarter.

    In the first quarter of 1998, Unitrode recorded a $6 million charge, of which $3 million was included in cost of revenues, $1 million in selling, general and administrative expense, and $2 million in other income (expense) net. Of the $6 million charge, $3 million was for inventory write-offs for scrapped custom inventory which did not meet customer specifications and $1 million was to write-down equipment to net realizable value. The equipment was subsequently sold. The balance of the charge, $2 million, was to record a non-temporary impairment in the value of a noncurrent equity investment.

    In the third quarter of 1998, Unitrode recorded a $12 million charge, of which $5 million was included in cost of revenues and $7 million in other income (expense) net. Of the $12 million charge, $3 million was for severance to eliminate 23 semiconductor-related jobs. The employees left and were paid the severance in that quarter. A $2 million charge was recorded to write-down semiconductor equipment being sold for scrap at a nominal value and $7 million was for costs to settle a patent infringement lawsuit.

    Set forth below is a reconciliation of individual restructuring accruals (in millions of dollars).

                                                                                                       1998
                                                                           BALANCE, PRIOR      ---------------------
                                                                         ACTIONS--PRIMARILY       SC      SINGAPORE
                                                                            SEVERANCE AND        AND       AND U.S.
                                                                              BUSINESS           CORP       WRITE-
DESCRIPTION*                                                   TOTAL     DIVESTITURE-RELATED   ACTIONS      DOWNS
------------                                                  --------   -------------------   --------   ----------
BALANCE, DECEMBER 31, 1997..................................   $ 152            $152
CHARGES:
Severance...................................................     199                            $ 161
Vendor and warranty obligations.............................      17                               17
Asset write-downs...........................................      64                                         $ 55
Grant repayment.............................................      15
Cash payment owed to buyer..................................      20
Lawsuit settlement..........................................       7
Various charges.............................................       8
DISPOSITIONS:
Severance payments..........................................    (142)            (11)            (110)
Vendor and warranty obligation payments.....................     (66)            (49)             (17)
Cash payment to buyer.......................................     (20)
Transaction cost payments...................................      (2)             (2)
Lawsuit settlement payment..................................      (7)
Non-cash write-down of assets...............................     (64)                                         (55)
Change in estimates.........................................     (16)            (29)              (2)
                                                               -----            ----            -----        ----
BALANCE, DECEMBER 31, 1998..................................     165              61               49          --
                                                               -----            ----            -----        ----
CHARGES:
Severance...................................................      33
Vendor and warranty obligations.............................       1
Asset write-downs...........................................       2
Various charges.............................................       1
DISPOSITIONS:
Severance payments..........................................     (86)            (11)             (27)
Vendor and warranty obligation payments.....................      (2)             (2)
Grant repayment.............................................      (6)
Non-cash write-down of assets...............................      (2)
Various payments............................................     (11)             (2)
Change in estimates.........................................     (19)             (2)              (5)
                                                               -----            ----            -----        ----
BALANCE DECEMBER 31, 1999...................................      76              44               17          --
                                                               -----            ----            -----        ----
CHARGES:
SEVERANCE...................................................      34
VARIOUS CHARGES.............................................       1
DISPOSITIONS:
SEVERANCE PAYMENTS..........................................     (26)             (4)              (8)
VARIOUS PAYMENTS............................................      (2)             (1)
CHANGE IN ESTIMATES.........................................     (13)             (7)
                                                               -----            ----            -----        ----
BALANCE DECEMBER 31, 2000...................................   $  70            $ 32            $   9        $ --
                                                               =====            ====            =====        ====

                                                                         1998                             1999
                                                              --------------------------   ----------------------------------
                                                              SC OPERATION     UNITRODE       SC        SC COST
                                                                CLOSING &       SEMI-      OPERATION   REDUCTION    UNITRODE
                                                               S&C SALE OF    CONDUCTOR     CLOSING    ACTION IN   SEVERANCE
DESCRIPTION*                                                    OPERATION       ACTION     IN JAPAN      U.S.        ACTION
------------                                                  -------------   ----------   ---------   ---------   ----------
BALANCE, DECEMBER 31, 1997..................................
CHARGES:
Severance...................................................    $ 35             $ 3
Vendor and warranty obligations.............................
Asset write-downs...........................................       2               7
Grant repayment.............................................      15
Cash payment owed to buyer..................................      20
Lawsuit settlement..........................................                       7
Various charges.............................................       7               1
DISPOSITIONS:
Severance payments..........................................     (19)             (2)
Vendor and warranty obligation payments.....................
Cash payment to buyer.......................................     (20)
Transaction cost payments...................................
Lawsuit settlement payment..................................                      (7)
Non-cash write-down of assets...............................      (2)             (7)
Change in estimates.........................................      15**
                                                                ----             ---
BALANCE, DECEMBER 31, 1998..................................      53               2
                                                                ----             ---
CHARGES:
Severance...................................................                                 $ 20         $ 9         $ 4
Vendor and warranty obligations.............................                                                1
Asset write-downs...........................................                                                2
Various charges.............................................                                    1
DISPOSITIONS:
Severance payments..........................................     (21)                         (19)         (4)         (4)
Vendor and warranty obligation payments.....................
Grant repayment.............................................      (6)
Non-cash write-down of assets...............................                                               (2)
Various payments............................................      (8)             (1)
Change in estimates.........................................     (12)***
                                                                ----             ---         ----         ---         ---
BALANCE DECEMBER 31, 1999...................................       6               1            2           6          --
                                                                ----             ---         ----         ---         ---
CHARGES:
SEVERANCE...................................................
VARIOUS CHARGES.............................................
DISPOSITIONS:
SEVERANCE PAYMENTS..........................................                      (1)                      (3)
VARIOUS PAYMENTS............................................      (1)
CHANGE IN ESTIMATES.........................................                                   (2)         (3)
                                                                ----             ---         ----         ---         ---
BALANCE DECEMBER 31, 2000...................................    $  5             $--         $ --         $--         $--
                                                                ====             ===         ====         ===         ===

                                                                            2000
                                                              --------------------------------

                                                                S&C       SC AND       E&PS
                                                                SITE       S&C      SEVERANCE
DESCRIPTION*                                                  CLOSING    ACTIONS      ACTION
------------                                                  --------   --------   ----------
BALANCE, DECEMBER 31, 1997..................................
CHARGES:
Severance...................................................
Vendor and warranty obligations.............................
Asset write-downs...........................................
Grant repayment.............................................
Cash payment owed to buyer..................................
Lawsuit settlement..........................................
Various charges.............................................
DISPOSITIONS:
Severance payments..........................................
Vendor and warranty obligation payments.....................
Cash payment to buyer.......................................
Transaction cost payments...................................
Lawsuit settlement payment..................................
Non-cash write-down of assets...............................
Change in estimates.........................................

BALANCE, DECEMBER 31, 1998..................................

CHARGES:
Severance...................................................
Vendor and warranty obligations.............................
Asset write-downs...........................................
Various charges.............................................
DISPOSITIONS:
Severance payments..........................................
Vendor and warranty obligation payments.....................
Grant repayment.............................................
Non-cash write-down of assets...............................
Various payments............................................
Change in estimates.........................................

BALANCE DECEMBER 31, 1999...................................

CHARGES:
SEVERANCE...................................................    $ 12       $ 19        $  3
VARIOUS CHARGES.............................................       1
DISPOSITIONS:
SEVERANCE PAYMENTS..........................................      (1)        (9)
VARIOUS PAYMENTS............................................
CHANGE IN ESTIMATES.........................................      (1)
                                                                ----       ----        ----
BALANCE DECEMBER 31, 2000...................................    $ 11       $ 10        $  3
                                                                ====       ====        ====

----------------------------------

  * Abbreviations

SC     =   Semiconductor Business
S&C    =   Sensors and Controls Business
Corp.  =   Corporate Division
E&PS   =   Educational & Productivity Solutions Business

 ** Includes the effect of an $8 million reclassification of semiconductor-related grant repayment obligations from the "Balance, prior actions" column and an $8 million reclassification of S&C-related liabilities, primarily for grant repayment obligations, from the "Balance, prior actions" column. These reclassifications did not affect income.

*** The adjustment includes the results of a fourth quarter 1999 settlement with the Portuguese government over issues related to the liquidation of the company's joint venture with Samsung.

BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA

Texas Instruments develops, manufactures and sells a variety of products used in the commercial electronic and electrical equipment industry, primarily for industrial and consumer markets.

TI HAS THREE PRINCIPAL BUSINESSES: Semiconductor, Sensors & Controls (formerly known as Materials & Controls) and Educational & Productivity Solutions. Each of these is a business segment, with its respective financial performance detailed in this report.

    Semiconductor consists of digital signal processors, analog integrated circuits, standard logic devices, application-specific integrated circuits, reduced instruction-set computing microprocessors, microcontrollers and digital imaging devices. They are sold to original-equipment manufacturers, contract manufacturers and distributors.

    Sensors & Controls consists primarily of electrical and electronic controls, sensors and radio frequency identification systems. They are sold to original-equipment manufacturers and distributors.

    Educational & Productivity Solutions includes graphing and educational calculators, which are marketed primarily through retailers and to schools through instructional dealers.

    Operating profits of the three principal businesses exclude the effects of special charges and gains, but include the effects of profit sharing. Beginning in 2000, management decided to assess profit performance of its business segments excluding the effect of acquisition-related amortization. Accordingly, 2000 business segment operating profit amounts exclude this amortization, which totals $160 million. Business segment operating profit amounts for 1999 and 1998 include this amortization, which totals $69 million and $47 million. The results for semiconductor include the effects of all royalty revenues from semiconductor-related cross-license agreements. Business assets are the owned or allocated assets used by each business.

    Included in corporate activities are general corporate expenses, elimination of intersegment transactions (which are generally intended to approximate market prices), and royalty revenues from computer-related cross-license agreements. Assets of corporate activities include unallocated cash, short-term investments, noncurrent investments and deferred income taxes.

    Divested activities include the historical operating results and assets of the materials portion of Sensors & Controls (sold in 2000), memory (sold in 1998), and other smaller divestitures.

BUSINESS SEGMENT NET REVENUES

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Semiconductor
  Trade.....................................................  $10,267    $ 8,215    $ 6,821
  Intersegment..............................................       17         16          8
                                                              -------    -------    -------
                                                               10,284      8,231      6,829
                                                              -------    -------    -------
Sensors & Controls
  Trade.....................................................    1,029        911        849
  Intersegment..............................................        1          1          1
                                                              -------    -------    -------
                                                                1,030        912        850
                                                              -------    -------    -------
Educational & Productivity Solutions
  Trade.....................................................      446        484        456
Corporate activities........................................        3         (8)        17
Divested activities.........................................      112        140        723
                                                              -------    -------    -------
Total.......................................................  $11,875    $ 9,759    $ 8,875
                                                              =======    =======    =======

BUSINESS SEGMENT PROFIT (LOSS)

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Semiconductor...............................................  $ 2,607    $ 1,894    $ 1,460
Sensors & Controls..........................................      191        151        131
Educational & Productivity Solutions........................      111        106         76
Corporate activities........................................     (234)      (285)      (198)
Special charges/gains and acquisition-related amortization,
  net of applicable profit sharing..........................    1,429       (163)      (475)
Interest on loans/other income (expense) net, excluding 2000 net gains of $1,791 million, 1999 net losses of $1 million and 1998 net gains of $50 million included above in
  Special charges/gains and acquisition-related
  amortization..............................................      447        328        174
Divested activities.........................................       27         51       (487)
                                                              -------    -------    -------
Income before provision for income taxes and cumulative
  effect of an accounting change............................  $ 4,578    $ 2,082    $   681
                                                              =======    =======    =======

Details of special charges and gains are as follows:

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Purchased in-process R&D charge.............................  $  (112)   $   (79)   $   (25)
Pooling of interests transaction costs......................      (50)      (101)        --
Semiconductor and Sensors & Controls restructuring and other actions, of which $11 million was included in other income
  (expense) net.............................................      (41)        --         --
Acquisition-related amortization............................     (160)        --         --
Severance/manufacturing efficiency programs.................       --         --       (233)
Semiconductor restructuring.................................       --        (33)        --
Closing of a semiconductor operation and sale of a sensors &
  controls operation, of which $(24) million was included in
  other income (expense) net................................       --         --        (72)
Unitrode items, of which $(9) million was included in other
  income (expense) net in 1998..............................       --         (4)       (21)
Gain on sale of Micron stock................................    1,636         --         --
Gain on sale of the memory business.........................       88         --         --
Gain on sale of the materials operation.....................       56         --         --
Gain on sale of interest in TI-Acer joint venture...........       --         --         83
Discontinuance of TI-Hitachi joint venture..................       --         --       (219)
Other.......................................................       12         54         12
                                                              -------    -------    -------
Total.......................................................  $ 1,429    $  (163)   $  (475)
                                                              =======    =======    =======

BUSINESS SEGMENT ASSETS

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Semiconductor...............................................  $ 8,228    $ 6,534    $ 4,953
Sensors & Controls..........................................      499        459        365
Educational & Productivity Solutions........................      124        150        117
Corporate activities........................................    8,869      8,193      6,268
Divested activities.........................................       --         91        126
                                                              -------    -------    -------
Total.......................................................  $17,720    $15,427    $11,829
                                                              =======    =======    =======

BUSINESS SEGMENT PROPERTY, PLANT AND EQUIPMENT DEPRECIATION AND ADDITIONS

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
DEPRECIATION                                                    2000       1999       1998
------------                                                  --------   --------   --------
Semiconductor...............................................  $ 1,115    $   900    $   937
Sensors & Controls..........................................       45         41         40
Educational & Productivity Solutions........................        1          1          1
Corporate activities........................................       49         56         82
Divested activities.........................................        6          7        141
                                                              -------    -------    -------
Total.......................................................  $ 1,216    $ 1,005    $ 1,201
                                                              =======    =======    =======

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
ADDITIONS                                                       2000       1999       1998
---------                                                     --------   --------   --------
Semiconductor...............................................  $ 2,615    $ 1,308    $   762
Sensors & Controls..........................................       65         38         44
Educational & Productivity Solutions........................        1          2          1
Corporate activities........................................       78         46         37
Divested activities.........................................        3          4        223
                                                              -------    -------    -------
Total.......................................................  $ 2,762    $ 1,398    $ 1,067
                                                              =======    =======    =======

    The following geographic area data include trade revenues, based on product shipment destination and royalty payor location, and property, plant and equipment based on physical location:

GEOGRAPHIC AREA NET TRADE REVENUES

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
United States...............................................  $ 3,209    $ 3,213    $ 2,915
Japan.......................................................    2,119      1,873      1,711
Rest of world...............................................    6,547      4,673      4,249
                                                              -------    -------    -------
Total.......................................................  $11,875    $ 9,759    $ 8,875
                                                              =======    =======    =======

GEOGRAPHIC AREA PROPERTY, PLANT AND EQUIPMENT (NET)

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
United States...............................................  $ 3,825    $ 2,918    $ 2,591
Japan.......................................................      634        392        427
Rest of world...............................................      988        623        525
                                                              -------    -------    -------
Total.......................................................  $ 5,447    $ 3,933    $ 3,543
                                                              =======    =======    =======

INCOME TAXES

INCOME BEFORE PROVISION FOR INCOME TAXES AND CUMULATIVE EFFECT OF AN ACCOUNTING
  CHANGE

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                U.S.     NON-U.S.    TOTAL
                                                              --------   --------   --------
2000........................................................   $3,944      $634      $4,578
1999........................................................    1,396       686       2,082
1998........................................................      249       432         681

PROVISION (CREDIT) FOR INCOME TAXES

                                                                     MILLIONS OF DOLLARS
                                                       -----------------------------------------------
                                                       U.S. FEDERAL   NON-U.S.   U.S. STATE    TOTAL
                                                       ------------   --------   ----------   --------
2000
CURRENT..............................................     $1,119        $328         $51       $1,498
DEFERRED.............................................         91         (98)         --           (7)
                                                          ------        ----         ---       ------
TOTAL................................................     $1,210        $230         $51       $1,491
                                                          ======        ====         ===       ======

1999
Current..............................................     $  329        $285         $25       $  639
Deferred.............................................        (20)         12          --           (8)
                                                          ------        ----         ---       ------
Total................................................     $  309        $297         $25       $  631
                                                          ======        ====         ===       ======
1998
Current..............................................     $   11        $275         $(7)      $  279
Deferred.............................................         (9)        (40)         (1)         (50)
                                                          ------        ----         ---       ------
Total................................................     $    2        $235         $(8)      $  229
                                                          ======        ====         ===       ======

    Principal reconciling items from income tax computed at the statutory federal rate follow.

                                                                   MILLIONS OF DOLLARS
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Computed tax at statutory rate..............................   $1,602      $729       $238
Effect of purchased in-process R&D..........................       40        28          4
Effect of non-U.S. rates....................................     (102)      (61)        75
Research and experimental tax credits.......................      (64)      (54)       (21)
Effect of U.S. state income taxes...........................       33        11        (13)
Effect of joint venture costs...............................       --        --        (48)
Other.......................................................      (18)      (22)        (6)
                                                               ------      ----       ----
Total provision for income taxes............................   $1,491      $631       $229
                                                               ======      ====       ====

    Provision has been made for deferred taxes on undistributed earnings of non-U.S. subsidiaries to the extent that dividend payments from such companies are expected to result in additional tax liability. The remaining undistributed earnings (approximately $867 million at December 31, 2000) have been indefinitely reinvested; therefore, no provision has been made for taxes due upon remittance of these earnings. Determination of the amount of unrecognized deferred tax liability on these unremitted earnings is not practicable.

    The primary components of deferred income tax assets and liabilities at December 31 were as follows:

                                                              MILLIONS OF DOLLARS
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Deferred income tax assets:
  Accrued retirement costs (pension and retiree health
    care)...................................................   $ 208     $   273
  Inventories and related reserves..........................     301         211
  Accrued expenses..........................................     332         257
  Loss and credit carryforwards.............................      29          51
  Other.....................................................      87          24
                                                               -----     -------
                                                                 957         816
                                                               -----     -------
Less valuation allowance....................................     (16)        (91)
                                                               -----     -------
                                                                 941         725
                                                               -----     -------
Deferred income tax liabilities:
  Investments...............................................    (313)       (860)
  Property, plant and equipment.............................    (201)       (105)
  Intangibles...............................................    (117)        (46)
  International earnings....................................      (3)        (12)
  Other.....................................................     (75)        (44)
                                                               -----     -------
                                                                (709)     (1,067)
                                                               -----     -------
Net deferred income tax asset (liability)...................   $ 232     $  (342)
                                                               =====     =======

    As of December 31, 2000 and 1999, the net deferred income tax asset (liability) of $232 million and $(342) million was presented in the balance sheet, based on tax jurisdiction, as deferred income tax assets of $701 million and $656 million and deferred income tax liabilities of $(469) million and $(998) million. The valuation allowance shown above reflects the company's ongoing assessment regarding the realizability of certain U.S. and non-U.S. deferred income tax assets. The balance of the deferred income tax assets is considered realizable based on carryback potential, existing taxable temporary differences and expectation of future income levels comparable to recent results. Such future income levels are not assured because of the nature of the company's businesses, which are generally characterized by rapidly changing technology and intense competition. In the fourth quarter of 2000, the valuation allowance was reduced by $84 million, of which $69 million reduced the provision for income taxes and $15 million increased accumulated other comprehensive income in stockholders' equity. The reduction was due to the company's current assessment of the expected realizability of deferred tax assets, primarily in Japan.

    The company has aggregate U.S. and non-U.S. tax loss carryforwards of approximately $52 million. Of this amount, $40 million expires through the year 2015, and $12 million of the loss carryforwards has no expiration.

    Income taxes paid were $1222 million, $425 million and $173 million for 2000, 1999 and 1998.

RENTAL EXPENSE AND LEASE COMMITMENTS

Rental and lease expense was $161 million in 2000, $154 million in 1999 and $161 million in 1998. The company conducts certain operations in leased facilities and also leases a portion of its data processing and other equipment. The lease agreements frequently include purchase and renewal provisions and require the company to pay taxes, insurance and maintenance costs.

    At December 31, 2000, the company was committed under noncancelable leases with minimum rentals in succeeding years as follows:

                                                              MILLIONS OF DOLLARS
                                                              -------------------
2001........................................................         $ 96
2002........................................................           56
2003........................................................           31
2004........................................................           18
2005........................................................           16
Thereafter..................................................          105

DIVESTITURES

In the first quarter of 1998, TI's U.S. DRAM semiconductor manufacturing joint venture with Hitachi, Ltd. (Hitachi) was discontinued as a result of a combination of severe price declines and overcapacity in the DRAM market. As part of this first quarter discontinuance, TI purchased the assets of the venture for approximately $98 million. Also as part of this first quarter discontinuance, TI and Hitachi decided to assume and share equally in the payment of the venture's obligations. TI's share of those payments was $219 million, which was paid and charged to cost of revenues in the first quarter.

    In the second quarter of 1998, the company sold its interest in the TI-Acer DRAM manufacturing joint venture to Acer Corporation for $120 million in cash. This sale resulted in a pretax gain of $83 million. On September 30, 1998, TI sold its memory business, including its remaining DRAM manufacturing joint venture interests in TECH Semiconductor Singapore (TECH) and KTI Semiconductor in Japan to Micron Technology, Inc. (Micron). As a result, TI received 57,866,184 Micron common shares, a $740 million 6.5% note convertible into an additional 24,666,715 Micron common shares and a $210 million 6.5% subordinated note. In addition to TI's memory assets, Micron received $550 million in cash from TI to facilitate the deployment of Micron's technology throughout the acquired business. In the fourth quarter of 1998, TI made an additional
$130 million payment to Micron as part of the contractually required working capital. In connection with the sale, TI agreed to guarantee the payment obligations of TECH under a $450 million principal amount credit facility for debt maturing 2002. In 1999, TI sold the 6.5% subordinated note at a small gain. In the fourth quarter of 2000, TI was released from its guarantee of TECH debt. Also in the fourth quarter, TI converted the 6.5% convertible note into 24,666,715 Micron common shares. A pretax gain on the sale of the memory business had been previously deferred pending repayment of the TI-provided financing. A pretax gain, net of transaction and other costs, of $88 million, was accordingly recognized in the fourth quarter of 2000. Italian government auditors have substantially completed a review, conducted in the ordinary course, of approximately $275 million of grants from the Italian government to TI's former memory operations in Italy. The auditors have raised a number of issues relating to compliance with grant requirements and the eligibility of specific expenses for the grants. These issues are subject to final decision by the Ministry of the Treasury. Depending on the Ministry's decision, the review may result in a demand from the Italian government that TI repay a portion of the grants. In November 2000, a criminal proceeding concerning a portion of the grants relating to specified research and development activities was dismissed without indictment. The company believes that the grants were obtained and used in compliance with applicable law and contractual obligations.

GUARANTOR INFORMATION

In connection with its third quarter 2000 pooling of interests acquisition of Burr-Brown (now known as TI Tucson), Texas Instruments Incorporated (TI), the parent, has fully and unconditionally guaranteed payment of the principal and interest under TI Tucson's $250 million principal amount of 4.25% Convertible Subordinated Notes issued February 24, 2000, and due 2007. Such guarantee is subordinated to TI's existing and future senior indebtedness. In addition, in December 2000, irrevocable letters of credit were obtained by TI which guarantee payment of the principal and interest of the Notes. In connection with the issuance of these letters of credit, TI has agreed to maintain cash deposits with the issuing banks equal to the Notes' outstanding principal, plus one year's interest, for the term of the banks' guarantees. TI has accordingly classified the deposit, $261 million at year-end 2000, as a noncurrent asset.

    In lieu of providing separate audited financial statements of TI Tucson, TI has included the accompanying consolidating condensed financial statements in accordance with Rule 3-10(c) of the SEC's Regulation S-X. Due to the issuance of the letters of credit discussed above, the Notes are now exempt securities under
Section 3(a)(2) of the Securities Act of 1933, as amended, and therefore the following financial information will not be provided subsequent to December 31, 2000.

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                             (MILLIONS OF DOLLARS)

                                                                                           NON-
                                                              TI TUCSON                 GUARANTOR
                                     TEXAS       -----------------------------------   SUBSIDIARIES
                                  INSTRUMENTS    OPERATING   SPECIAL     TI TUCSON         AND
                                  INCORPORATED    RESULTS     ITEMS     CONSOLIDATED   ELIMINATIONS   CONSOLIDATED
                                  ------------   ---------   --------   ------------   ------------   ------------
Net revenues....................    $10,461        $461        $ 15         $476           $ 938        $11,875
Operating costs and expenses:
  Cost of revenues..............      5,887         222          23          245             (12)         6,120
  Research and development......      1,331          56          --           56             360          1,747
  Selling, general and
    administrative..............      1,207          64          18           82             380          1,669
                                    -------        ----        ----         ----           -----        -------
    Total.......................      8,425         342          41          383             728          9,536
                                    -------        ----        ----         ----           -----        -------
Profit from operations..........      2,036         119         (26)          93             210          2,339
Other income (expense) net......      2,259          23           2           25              30          2,314
Interest on loans...............         82          10          --           10             (17)            75
                                    -------        ----        ----         ----           -----        -------
Income before provision for
  income taxes and cumulative
  effect of an accounting
  change........................      4,213         132         (24)         108             257          4,578
Provision for income taxes......      1,291          41          (8)          33             167          1,491
                                    -------        ----        ----         ----           -----        -------
Income before cumulative effect
  of an accounting change.......      2,922          91         (16)          75              90          3,087
Cumulative effect of an
  accounting change.............         --          --          --           --             (29)           (29)
                                    -------        ----        ----         ----           -----        -------
Income before equity in earnings
  of subsidiaries...............      2,922          91         (16)          75              61          3,058
Equity in earnings of
  subsidiaries..................        136          --          --           --            (136)            --
                                    -------        ----        ----         ----           -----        -------
Net income......................    $ 3,058        $ 91        $(16)        $ 75           $ (75)       $ 3,058
                                    =======        ====        ====         ====           =====        =======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                             (MILLIONS OF DOLLARS)

                                                                                             NON-
                                                               TI TUCSON                  GUARANTOR
                                     TEXAS       -------------------------------------   SUBSIDIARIES
                                  INSTRUMENTS    OPERATING    SPECIAL      TI TUCSON         AND
                                  INCORPORATED    RESULTS      ITEMS      CONSOLIDATED   ELIMINATIONS   CONSOLIDATED
                                  ------------   ---------   ----------   ------------   ------------   ------------
Net revenues....................     $8,121        $291      $      --        $291          $1,347         $9,759
Operating costs and expenses:
  Cost of revenues..............      4,449         139             --         139             481          5,069
  Research and development......      1,151          46             --          46             182          1,379
  Selling, general and
    administrative..............      1,005          47             --          47             504          1,556
                                     ------        ----      ----------       ----          ------         ------
    Total.......................      6,605         232             --         232           1,167          8,004
                                     ------        ----      ----------       ----          ------         ------
Profit from operations..........      1,516          59             --          59             180          1,755
Other income (expense) net......        280           3             --           3             120            403
Interest on loans...............         67          --             --          --               9             76
                                     ------        ----      ----------       ----          ------         ------
Income before provision for
  income taxes..................      1,729          62             --          62             291          2,082
Provision for income taxes......        411          17             --          17             203            631
                                     ------        ----      ----------       ----          ------         ------
Income before equity in earnings
  of subsidiaries...............      1,318          45             --          45              88          1,451
Equity in earnings of
  subsidiaries..................       (133)         --             --          --             133             --
                                     ------        ----      ----------       ----          ------         ------
Net income......................     $1,185        $ 45      $      --        $ 45          $  221         $1,451
                                     ======        ====      ==========       ====          ======         ======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (MILLIONS OF DOLLARS)

                                                                                             NON-
                                                               TI TUCSON                  GUARANTOR
                                     TEXAS       -------------------------------------   SUBSIDIARIES
                                  INSTRUMENTS    OPERATING    SPECIAL      TI TUCSON         AND
                                  INCORPORATED    RESULTS      ITEMS      CONSOLIDATED   ELIMINATIONS   CONSOLIDATED
                                  ------------   ---------   ----------   ------------   ------------   ------------
Net revenues....................     $7,312        $258      $      --        $258          $1,305         $8,875
Operating costs and expenses:
  Cost of revenues..............      4,912         125             --         125             568          5,605
  Research and development......      1,056          40             --          40             169          1,265
  Selling, general and
    administrative..............      1,050          48             --          48             451          1,549
                                     ------        ----      ----------       ----          ------         ------
    Total.......................      7,018         213             --         213           1,188          8,419
                                     ------        ----      ----------       ----          ------         ------
Profit from operations..........        294          45             --          45             117            456
Other income (expense) net......        639           4             --           4            (342)           301
Interest on loans...............         63           1             --           1              12             76
                                     ------        ----      ----------       ----          ------         ------
Income (loss) before provision
  for income taxes..............        870          48             --          48            (237)           681
Provision for income taxes......         24          12             --          12             193            229
                                     ------        ----      ----------       ----          ------         ------
Income (loss) before equity in
  earnings of subsidiaries......        846          36             --          36            (430)           452
Equity in earnings of
  subsidiaries..................        394          --             --          --            (394)            --
                                     ------        ----      ----------       ----          ------         ------
Net income (loss)...............     $1,240        $ 36      $      --        $ 36          $ (824)        $  452
                                     ======        ====      ==========       ====          ======         ======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATING CONDENSED BALANCE SHEET

                               DECEMBER 31, 2000

                             (MILLIONS OF DOLLARS)

                                                                               NON-
                                                                            GUARANTOR
                                                TEXAS                      SUBSIDIARIES
                                             INSTRUMENTS     TI TUCSON         AND
                                             INCORPORATED   CONSOLIDATED   ELIMINATIONS   CONSOLIDATED
                                             ------------   ------------   ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents................    $   181          $ 71          $   493       $   745
  Short-term investments...................      2,745           445               68         3,258
  Accounts receivable......................      1,436            71              697         2,204
  Inventories..............................        572            62              599         1,233
  Prepaid expenses.........................         49             3               28            80
  Deferred income taxes....................         --            13              582           595
                                               -------          ----          -------       -------
    Total current assets...................      4,983           665            2,467         8,115
                                               -------          ----          -------       -------
Property, plant and equipment (net)........      3,650            92            1,705         5,447
Investments................................      1,898            10              492         2,400
Goodwill and other acquisition-related
  intangibles..............................         --            --              961           961
Deferred income taxes......................         --            21               85           106
Other assets...............................        661            --               30           691
Investment in subsidiaries.................      3,404            --           (3,404)           --
Intercompany accounts (net)................        148           (42)            (106)           --
                                               -------          ----          -------       -------
    Total assets...........................    $14,744          $746          $ 2,230       $17,720
                                               =======          ====          =======       =======
Liabilities and Stockholders' Equity
Current liabilities:
  Loans payable and current portion long-
    term debt..............................    $   105          $  1          $    42       $   148
  Accounts payable and accrued expenses....      1,106            60              755         1,921
  Income taxes payable.....................         12             4              307           323
  Accrued retirement and profit sharing
    contributions..........................        290            --              131           421
                                               -------          ----          -------       -------
    Total current liabilities..............      1,513            65            1,235         2,813
                                               -------          ----          -------       -------
Long-term debt.............................        888           252               76         1,216
Accrued retirement costs...................        132            --              246           378
Deferred income taxes......................        243             4              222           469
Deferred credits and other liabilities.....        248            --                8           256
Stockholders' equity.......................     11,720           425              443        12,588
                                               -------          ----          -------       -------
Total liabilities and stockholders'
  equity...................................    $14,744          $746          $ 2,230       $17,720
                                               =======          ====          =======       =======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATING CONDENSED BALANCE SHEET

                               DECEMBER 31, 1999

                             (MILLIONS OF DOLLARS)

                                                                               NON-
                                                                            GUARANTOR
                                                TEXAS                      SUBSIDIARIES
                                             INSTRUMENTS     TI TUCSON         AND
                                             INCORPORATED   CONSOLIDATED   ELIMINATIONS   CONSOLIDATED
                                             ------------   ------------   ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents................    $   194          $118          $   469       $   781
  Short-term investments...................      1,979            45               21         2,045
  Accounts receivable......................      1,189            66              654         1,909
  Inventories..............................        391            50              453           894
  Prepaid expenses.........................         60             9               40           109
  Deferred income taxes....................         --            10              605           615
                                               -------          ----          -------       -------
    Total current assets...................      3,813           298            2,242         6,353
                                               -------          ----          -------       -------
Property, plant and equipment (net)........      2,751            98            1,084         3,933
Investments................................      3,602             1              602         4,205
Goodwill and other acquisition-related
  intangibles..............................         --            --              502           502
Deferred income taxes......................        (19)           --               60            41
Other assets...............................        721             3             (331)          393
Investment in subsidiaries.................      1,829            --           (1,829)           --
Intercompany accounts (net)................        (77)           --               77            --
                                               -------          ----          -------       -------
    Total assets...........................    $12,620          $400          $ 2,407       $15,427
                                               =======          ====          =======       =======
Liabilities and Stockholders' Equity
Current liabilities:
  Loans payable and current portion long-
    term debt..............................    $   280          $ 18          $    33       $   331
  Accounts payable and accrued expenses....        865            40              817         1,722
  Income taxes payable.....................         15            10              245           270
  Accrued retirement and profit sharing
    contributions..........................        261             1              112           374
                                               -------          ----          -------       -------
    Total current liabilities..............      1,421            69            1,207         2,697
                                               -------          ----          -------       -------
Long-term debt.............................        993             2              104         1,099
Accrued retirement costs...................        522            --              275           797
Deferred income taxes......................        770             6              222           998
Deferred credits and other liabilities.....        244            --               14           258
Stockholders' equity.......................      8,670           323              585         9,578
                                               -------          ----          -------       -------
Total liabilities and stockholders'
  equity...................................    $12,620          $400          $ 2,407       $15,427
                                               =======          ====          =======       =======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                             (MILLIONS OF DOLLARS)

                                                                                            NON-
                                                                                         GUARANTOR
                                                            TEXAS                       SUBSIDIARIES
                                                         INSTRUMENTS      TI TUCSON         AND
                                                        INCORPORATED    CONSOLIDATED    ELIMINATIONS   CONSOLIDATED
                                                        -------------   -------------   ------------   -------------
Cash flows from operating activities:
  Income before cumulative effect of an accounting
    change............................................     $ 2,922          $  75         $    90         $ 3,087
  Depreciation........................................         842             21             353           1,216
  Amortization of acquisition-related costs...........          16             --             144             160
  Purchased in-process research and development.......          --             --             112             112
  Deferred income taxes...............................          --             (7)              8               1
  Net currency exchange (gains) losses................          34             (2)            (21)             11
  (Increase) decrease in working capital (excluding
    cash and cash equivalents, short-term investments,
    deferred income taxes, and loans payable and
    current portion long-term debt):
    Accounts receivable...............................        (267)            37            (118)           (348)
    Inventories.......................................        (214)           (13)           (145)           (372)
    Prepaid expenses..................................          11              6              10              27
    Accounts payable and accrued expenses.............         290             29             (73)            246
    Income taxes payable..............................          (3)            --             (52)            (55)
    Accrued retirement and profit sharing
      contributions...................................          30             --              21              51
  Gains on sale of Micron stock.......................      (1,636)            --              --          (1,636)
  Increase (decrease) in noncurrent accrued retirement
    costs.............................................        (389)            --              20            (369)
  Other...............................................         156            (48)            (54)             54
                                                           -------          -----         -------         -------
Net cash provided by operating activities.............       1,792             98             295           2,185

Cash flows from investing activities:
  Additions to property, plant and equipment..........      (1,761)           (16)           (985)         (2,762)
  Purchases of short-term investments.................      (5,216)          (172)            (21)         (5,409)
  Sales and maturities of short-term investments......       3,994            208             (24)          4,178
  Purchases of noncurrent investments.................        (111)           (22)             --            (133)
  Sales of noncurrent investments.....................       2,186             12              --           2,198
  Acquisitions of businesses, net of cash acquired....          (3)            --              --              (3)
  Proceeds from sale of businesses....................         107             --              --             107
                                                           -------          -----         -------         -------
Net cash provided by (used in) investing activities...        (804)            10          (1,030)         (1,824)

Cash flows from financing activities:
  Additions to loans payable..........................          --              3              20              23
  Payments on loans payable...........................          --            (19)             --             (19)
  Additions to long-term debt.........................          --            243               7             250
  Payments on long-term debt..........................        (280)            --             (27)           (307)
  Dividends paid on common stock......................        (141)            --              --            (141)
  Sales and other common stock transactions...........         353             11            (122)            242
  Common stock repurchase program.....................        (155)            --              --            (155)
  Increase in noncurrent assets for restricted cash...        (261)            --              --            (261)
  Change in intercompany accounts.....................        (483)          (393)            876              --
                                                           -------          -----         -------         -------
Net cash provided by (used in) financing activities...        (967)          (155)            754            (368)
Effect of exchange rate changes on cash...............         (34)            --               5             (29)
                                                           -------          -----         -------         -------
Net increase (decrease) in cash and cash
  equivalents.........................................         (13)           (47)             24             (36)
Cash and cash equivalents at beginning of year........         194            118             469             781
                                                           -------          -----         -------         -------
Cash and cash equivalents at end of year..............     $   181          $  71         $   493         $   745
                                                           =======          =====         =======         =======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                             (MILLIONS OF DOLLARS)

                                                                                            NON-
                                                                                         GUARANTOR
                                                            TEXAS                       SUBSIDIARIES
                                                         INSTRUMENTS      TI TUCSON         AND
                                                        INCORPORATED    CONSOLIDATED    ELIMINATIONS   CONSOLIDATED
                                                        -------------   -------------   ------------   -------------
Cash flows from operating activities:
  Net Income..........................................     $ 1,185          $ 46           $ 220          $ 1,451
  Depreciation........................................         601            19             385            1,005
  Amortization of acquisition-related costs...........          --            --              69               69
  Purchased in-process research and development.......          --            --              79               79
  Adjustment to conform fiscal year end of pooled
    acquisition.......................................          --            --              (9)              (9)
  Deferred income taxes...............................          --            (2)             (9)             (11)
  Net currency exchange (gains) losses................          19            --             (10)               9
  (Increase) decrease in working capital (excluding
    cash and cash equivalents, short-term investments,
    deferred income taxes, and loans payable and
    current portion long-term debt):
    Accounts receivable...............................        (353)           (9)            (82)            (444)
    Inventories.......................................         (92)            3            (118)            (207)
    Prepaid expenses..................................          (7)            1             (14)             (20)
    Accounts payable and accrued expenses.............         128            12             (44)              96
    Income taxes payable..............................        (191)           --             255               64
    Accrued retirement and profit sharing
      contributions...................................         139            --             105              244
  Increase in noncurrent accrued retirement costs.....           4            --               7               11
  Other...............................................          85            --             (65)              20
                                                           -------          ----           -----          -------
Net cash provided by operating activities.............       1,518            70             769            2,357

Cash flows from investing activities:
  Additions to property, plant and equipment..........      (1,045)          (25)           (328)          (1,398)
  Purchases of short-term investments.................      (2,496)           (4)            (29)          (2,529)
  Sales and maturities of short-term investments......       2,216             1              20            2,237
  Purchases of noncurrent investments.................         (77)          (10)             --              (87)
  Sales of noncurrent investments.....................         256            16              --              272
  Acquisitions of businesses, net of cash acquired....        (469)           --              --             (469)
                                                           -------          ----           -----          -------
Net cash used in investing activities.................      (1,615)          (22)           (337)          (1,974)

Cash flows from financing activities:
  Additions to loans payable..........................          --            11              --               11
  Payments on loans payable...........................          --           (13)             --              (13)
  Additions to long-term debt.........................         530            --            (130)             400
  Payments on long-term debt..........................        (200)           (1)            (61)            (262)
  Dividends paid on common stock......................        (134)           --              --             (134)
  Sales and other common stock transactions...........         339             6            (120)             225
  Common stock repurchase program.....................        (468)           (5)             --             (473)
Change in intercompany accounts.......................         192            --            (192)              --
                                                           -------          ----           -----          -------
Net cash provided by (used in) financing activities...         259            (2)           (503)            (246)
Effect of exchange rate changes on cash...............         (47)           --             (14)             (61)
                                                           -------          ----           -----          -------
Net increase (decrease) in cash and cash
  equivalents.........................................         115            46             (85)              76
Cash and cash equivalents at beginning of year........          79            72             554              705
                                                           -------          ----           -----          -------
Cash and cash equivalents at end of year..............     $   194          $118           $ 469          $   781
                                                           =======          ====           =====          =======

                TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (MILLIONS OF DOLLARS)

                                                                                            NON-
                                                                                         GUARANTOR
                                                            TEXAS                       SUBSIDIARIES
                                                         INSTRUMENTS      TI TUCSON         AND
                                                        INCORPORATED    CONSOLIDATED    ELIMINATIONS   CONSOLIDATED
                                                        -------------   -------------   ------------   -------------
Cash flows from operating activities:
  Net Income..........................................     $ 1,240          $  36         $  (824)        $   452
  Depreciation........................................         654             17             530           1,201
  Amortization of acquisition-related costs...........          --             --              47              47
  Purchased in-process research and development.......          --             --              25              25
  Deferred income taxes...............................          --              1             (46)            (45)
  Net currency exchange (gains) losses................         (13)            --               9              (4)
  (Increase) decrease in working capital (excluding
    cash and cash equivalents, short-term investments,
    deferred income taxes, and loans payable and
    current portion long-term debt):
    Accounts receivable...............................         103              4             184             291
    Inventories.......................................          11             (7)             56              60
    Prepaid expenses..................................         (32)             1              16             (15)
    Accounts payable and accrued expenses.............        (121)           (10)           (309)           (440)
    Income taxes payable..............................         (90)            --             115              25
    Accrued retirement and profit sharing
      contributions...................................         (22)            --             (11)            (33)
  Increase (decrease) in noncurrent accrued retirement
    costs.............................................          59             --             (17)             42
  Other...............................................        (105)            --            (115)           (220)
                                                           -------          -----         -------         -------
Net cash provided by (used in) operating activities...       1,684             42            (340)          1,386
Cash flows from investing activities:
  Additions to property, plant and equipment..........        (518)           (26)           (523)         (1,067)
  Purchases of short-term investments.................      (2,205)            (8)            (49)         (2,262)
  Sales and maturities of short-term investments......       2,493              4              71           2,568
  Purchases of noncurrent investments.................         (29)           (32)             --             (61)
  Sales of noncurrent investments.....................          --             33              --              33
  Acquisitions of businesses, net of cash acquired....        (152)            --              --            (152)
  Payments made in connection with sale of memory
    business..........................................        (680)            --              --            (680)
  Proceeds from sale of businesses....................         100             --              --             100
                                                           -------          -----         -------         -------
Net cash used in investing activities.................        (991)           (29)           (501)         (1,521)
Cash flows from financing activities:
  Additions to loans payable..........................          --             10              --              10
  Payments on loans payable...........................          --             (5)             (4)             (9)
  Payments on long-term debt..........................          --             (1)            (67)            (68)
  Dividends paid on common stock......................        (133)            --              --            (133)
  Sales and other common stock transactions...........         145              4               5             154
  Common stock repurchase program.....................        (253)            (3)             --            (256)
  Change in intercompany accounts.....................        (945)            --             945              --
                                                           -------          -----         -------         -------
Net cash provided by (used in) financing activities...      (1,186)             5             879            (302)
Effect of exchange rate changes on cash...............           6             --              (1)              5
                                                           -------          -----         -------         -------
Net increase (decrease) in cash and cash
  equivalents.........................................        (487)            18              37            (432)
Cash and cash equivalents at beginning of year........         566             54             517           1,137
                                                           -------          -----         -------         -------
Cash and cash equivalents at end of year..............     $    79          $  72         $   554         $   705
                                                           =======          =====         =======         =======

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Texas Instruments Incorporated

We have audited the accompanying consolidated balance sheets of Texas Instruments Incorporated and subsidiaries (the Company) at December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Texas Instruments Incorporated and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

    As discussed in the Accounting Policies and Practices footnote to the financial statements, in 2000 the Company changed its method of accounting for revenue recognition.

                                          /s/ Ernst & Young LLP

Dallas, Texas
January 22, 2001

SUMMARY OF SELECTED FINANCIAL DATA

                                        MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS
                                --------------------------------------------------------------
YEARS ENDED DECEMBER 31,           2000         1999         1998         1997         1996
------------------------------  ----------   ----------   ----------   ----------   ----------
Net revenues..................  $   11,875   $    9,759   $    8,875   $   10,224   $   10,333
Operating costs and expenses..       9,536        8,004        8,419        9,514       10,293
                                ----------   ----------   ----------   ----------   ----------
Profit from operations........       2,339        1,755          456          710           40
Other income (expense) net....       2,314          403          301          201           91
Interest on loans.............          75           76           76           94           73
                                ----------   ----------   ----------   ----------   ----------
Income before provision for
  income taxes and cumulative
  effect of an accounting
  change......................       4,578        2,082          681          817           58
Provision for income taxes....       1,491          631          229          446           47
                                ----------   ----------   ----------   ----------   ----------
Income before cumulative
  effect of an accounting
  change......................  $    3,087   $    1,451   $      452   $      371   $       11
                                ==========   ==========   ==========   ==========   ==========

Diluted earnings per common
  share before cumulative
  effect of an accounting
  change......................  $     1.73   $      .83   $      .26   $      .22   $      .01
                                ==========   ==========   ==========   ==========   ==========
Basic earnings per common
  share before cumulative
  effect of an accounting
  change......................  $     1.80   $      .86   $      .27   $      .23   $      .01
                                ==========   ==========   ==========   ==========   ==========
Dividends declared per common
  share.......................  $     .085   $     .085   $     .064   $     .085   $     .085
Average common and dilutive
  potential common shares
  outstanding during year, in
  thousands...................   1,791,630    1,749,659    1,711,145    1,697,644    1,648,339

                                                     MILLIONS OF DOLLARS
                                --------------------------------------------------------------
DECEMBER 31,                       2000         1999         1998         1997         1996
------------------------------  ----------   ----------   ----------   ----------   ----------
Working capital...............  $    5,302   $    3,656   $    2,914   $    3,817   $    2,142
Property, plant and
  equipment (net).............       5,447        3,933        3,543        4,343        4,277
Total assets..................      17,720       15,427       11,829       11,393        9,801
Long-term debt................       1,216        1,099        1,031        1,287        1,699
Stockholders' equity..........      12,588        9,578        7,010        6,344        4,438
                                ----------   ----------   ----------   ----------   ----------

Employees.....................      42,481       39,597       38,064       46,341       62,053
Stockholders of record........      30,043       27,706       30,659       30,935       34,165

See Notes to Consolidated Financial Statements and Management Discussion and Analysis of Financial Condition and Results of Operations.

SUPPLEMENTAL FINANCIAL INFORMATION

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Note: TI's financial results reflect the completed pooling of interests acquisition in 2000 of Burr-Brown Corporation and the inclusion of its financial results in the Semiconductor segment. Historical results have been restated to reflect Burr-Brown's operations. Year 2000 amounts reflect compliance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 on revenue recognition, including recognition of a $29 million charge to net income for the cumulative effect of an accounting change as of January 1, 2000. All of the share and per-share amounts have been adjusted to reflect a two-for-one stock split effective May 22, 2000.

2000 RESULTS OF OPERATIONS COMPARED WITH 1999

In 2000, TI delivered some of the best financial results in its history, including record revenue and profit, and a strong cash position. TI also strengthened its strategic position in DSP and Analog. Most notable was the acquisition of Burr-Brown, making TI one of the premier players in high-performance Analog. Additionally, TI emerged as one of the fastest-growing providers of DSL and cable modem chipsets, and catalog products became one of the most important contributors to TI's revenue growth by increasing half a billion dollars, or 47 percent. DSP and Analog continue to be the core semiconductor drivers of Internet-age electronics, despite a weaker economic environment that is resulting in slower near-term demand for customers' products and, therefore, TI products.

    Semiconductor revenue growth in the fourth quarter of 2000 was affected by a combination of higher inventories at customers and lower consumption rates of electronic end-equipment. As weakening in their own business environments became evident, customers responded by adjusting their demand, which significantly impacted TI's semiconductor revenue and orders late in the quarter.

SUMMARY OF 2000 FINANCIAL RESULTS

For the year 2000, TI reported the following:

    - Total revenue was $11,875 million, up 22 percent from $9759 million in 1999 due to growth in semiconductor.

    - Semiconductor revenue was $10,284 million, up 25 percent from $8231 million in 1999 due to gains in Analog and DSP.

    - Cost of revenue in 2000 was $6120 million compared to $5069 million in 1999. Cost of revenue increased about the same as the increase in revenue, on a percentage basis.

    - Including purchased in-process R&D from acquisitions, R&D increased to $1747 million in 2000, compared with $1379 million in 1999, due to strategic investment in DSP and Analog.

    - Selling, general and administrative expense (SG&A) in 2000 was $1669 million, up from $1556 million in 1999 primarily due to higher semiconductor selling-related activities. The increase was less than the increase in revenue, on a percentage basis.

    - In 2000, other income increased $1911 million, primarily due to the sale of 25.6 million shares of Micron Technology, Inc. (Micron) common stock.

    - The income tax rate for 2000 was 32.6 percent.

    - TI orders for the year were $12,372 million, up 20 percent from $10,327 million in 1999 due to growth in semiconductor.

    - Results for 2000 include special charges of $29 million in the first quarter, associated with actions including the closing of the sensors & controls manufacturing facility in Versailles, Kentucky, and TI's acquisition of Toccata Technology ApS; an investment gain of $1211 million in the second quarter from the sale of 20 million shares of Micron common stock; in the third quarter, investment gains of $425 million from the sale of 5.6 million shares of Micron common stock, and special charges of $163 million of which $112 million was for purchased in-process R&D costs from the Dot Wireless, Inc. and Alantro Communications, Inc. acquisitions, $41 million for pooling of interests transaction costs from the Burr-Brown acquisition and $10 million, net, for several semiconductor and sensors & controls restructuring and other actions in the U.S., Japan and Europe; and in the fourth quarter, a gain, net of transaction and other costs, of $88 million from the sale of the memory business. Gain recognition had been previously deferred pending repayment of the remaining TI-provided financing for the 1998 transaction, which occurred in the fourth quarter of 2000. The fourth quarter also includes a gain of $56 million from the sale of the materials portion of Sensors & Controls, a credit to the income tax provision of $69 million for deferred tax valuation allowance reductions, primarily in Japan, a charge of $3 million for a severance action by Educational & Productivity Solutions, and a charge of $9 million for additional pooling of interests transaction costs from the Burr-Brown acquisition.

      Also included in 2000 results is ongoing amortization of goodwill and other acquisition-related intangibles of $25 million in the first quarter; $25 million in the second quarter; $41 million in the third quarter; and $68 million in the fourth quarter.

      Results for 1999 include special charges of $25 million in the first quarter, due primarily to a consolidation of semiconductor operations in Japan; $52 million in the second quarter for in-process R&D costs associated with the acquisition of Libit Signal Processing Ltd.;
      $50 million in the third quarter, primarily for in-process R&D costs associated with TI's acquisition of Integrated Sensor Solutions, Inc. and costs associated with the pooling of interests acquisition of Telogy Networks, Inc.; and, in the fourth quarter, transaction-related costs of $86 million associated with TI's pooling of interests acquisition of Unitrode Corporation and a tax benefit effect of $67 million, primarily for research and experimental tax credit items.

      Also included in 1999 results is ongoing amortization of goodwill and other acquisition-related intangibles of $10 million in the first quarter; $9 million in the second quarter; $24 million in the third quarter; and $26 million in the fourth quarter. In addition, the third quarter of 1999 included special charges recognized by Unitrode of $4 million.

      Additional information relating to these items appears below under the heading "Special Charges and Gains."

OUTLOOK

TI expects its revenue for the first quarter of 2001 will decline about
20 percent compared to fourth quarter 2000 revenue of $3033 million due to the economic slowdown that is continuing to constrain demand for technology products.

    As noted above, TI initially experienced a sharp downturn in its markets late in the fourth quarter of 2000, as its customers reacted to weakening demand and higher inventories. Market conditions have not subsequently improved and customers have continued to cancel or reschedule backlog, causing visibility to remain limited.

    Revenue from TI's non-semiconductor activities, including Sensors & Controls (formerly Materials & Controls) and E&PS, is expected to be about even with fourth quarter. Fourth quarter revenue for those activities was $338 million.

    Due to the drop in revenue, operating margin for the first quarter, excluding acquisition-related amortization and special charges and gains, is expected to decline about six to eight percentage points from 22.5 percent in the fourth quarter.

    Early in the first quarter, TI began a phased cost-reduction plan to limit the impact of reduced revenue on profitability. Actions include the temporary idling of manufacturing facilities and shortened workweeks in some areas. Throughout the company, TI has put a temporary freeze on hiring, has significantly cut discretionary expenses such as travel, and has announced a voluntary retirement program.

    Additionally, the company has lowered its capital spending plans for 2001 to $2 billion, a 30 percent reduction from last year's $2.8 billion.

    TI is continuing its strong R&D investments, estimated to be $1.7 billion for 2001, up from $1.6 billion last year, excluding acquisition-related amortization and purchased in-process R&D. These investments are focused on areas that increase TI's competitiveness and efficiency, including 300-millimeter manufacturing for DSP, 200-millimeter manufacturing for Analog, and .13-micron technologies.

    Other income is expected to decline to about $70 million in the first quarter, primarily due to lower interest and investment income. Other income, excluding gains from the sale of businesses, was $130 million in the fourth quarter.

    Depreciation for 2001 is expected to increase to $1.5 billion, compared with $1.2 billion in 2000.

SEMICONDUCTOR

For the year, semiconductor revenue was $10,284 million, up 25 percent from 1999 due to growth in Analog and DSP products.

    Analog revenue increased 28 percent in 2000 due to growth in catalog and wireless products. DSP revenue grew 29 percent in 2000 due to growth in catalog and wireless products. For the year, Analog and DSP comprised about 65 percent of TI's semiconductor revenue. TI's remaining semiconductor revenue increased for the year.

    TI's semiconductor revenue in key markets was as follows:

       - Wireless revenue increased more than $500 million, or 28 percent, to $2.3 billion.

       - Revenue from TI's catalog DSP and Analog products increased more than $500 million, or 47 percent, to $1.6 billion.

       - Broadband communications revenue, including DSL and cable modems, grew to about $150 million from a negligible amount in 1999.

    Operating profit grew 38 percent to $2607 million in 2000 due to increased shipments in DSP and Analog.

    For the year semiconductor orders increased 23 percent.

SENSORS & CONTROLS

The Sensors & Controls business (formerly Materials & Controls) sold its specialty-clad metals and electrical contacts (or "materials") operation on November 13, 2000 for a gain. All Sensors & Controls results are reported without the materials operations.

    For the year, revenue increased 13 percent to $1030 million, primarily due to gains in sensor product revenue, including the effect of a third-quarter 1999 acquisition.

    Operating profit grew 26 percent to $191 million in 2000 primarily due to growth in revenue.

EDUCATIONAL & PRODUCTIVITY SOLUTIONS (E&PS)

Revenue for E&PS declined 8 percent during the year to $446 million from $484 million in 1999 due to the weak retail environment.

    For the year, operating profit was $111 million, or 24.9 percent of revenue, compared with $106 million in 1999 due to lower SG&A.

FINANCIAL CONDITION

For 2000, cash and cash equivalents plus short-term investments increased by $1177 million to $4003 million, primarily due to the sale of Micron common stock. In the fourth quarter of 2000, TI used $313 million of cash to prefund a portion of TI's post-retirement health-care liability. This action will reduce the amount of retiree medical expenses that would otherwise have been incurred in future periods. Also in the fourth quarter of 2000, TI obtained letters of credit that guarantee TI's payment obligation to holders of TI-Tucson's (formerly Burr-Brown) $250 million, 4.25 percent Convertible Subordinated Notes due 2007. In connection with the issuance of these letters of credit, TI agreed to maintain cash deposits with the issuing banks equal to the Notes' outstanding principal, plus one year's interest, for the term of the banks' guarantees. TI has accordingly classified the deposit, $261 million at year-end 2000, as a noncurrent asset.

    Cash flow from operating activities was $2185 million for the year.

    Capital expenditures totaled $2762 million in 2000, compared with $1398 million in 1999.

    Depreciation for 2000 was $1216 million, compared with $1005 million in 1999.

    TI maintains lines of credit to support commercial paper borrowings and to provide additional liquidity. These lines of credit totaled $733 million at December 31, 2000. Of this amount, $600 million exists to support commercial paper borrowings or short-term bank loans.

    At the end of 2000, the debt-to-total-capital ratio was 0.10 versus 0.13 at the end of 1999.

    TI has revised its employee profit sharing program to focus its global work force on achieving and sustaining new and more aggressive long-term objectives: annual 30 percent revenue growth and 30 percent operating margin.

MARKET RISK SENSITIVE INSTRUMENTS: The U.S. dollar is the functional currency for financial reporting. In this regard, the company uses forward currency exchange contracts to minimize the adverse earnings impact from the effect of exchange rate fluctuations on the company's non-U.S. dollar net balance sheet exposures. For example, at year-end 2000, the company had forward currency exchange contracts outstanding of $201 million (including $29 million to buy euros, $51 million to buy Taiwan dollars and $47 million to sell yen). Similar hedging activities existed at year-end 1999. Because most of the aggregate non-U.S. dollar balance sheet exposure is hedged by these exchange contracts, a hypothetical 10% plus or minus fluctuation in non-U.S. currency exchange rates would not be expected to have a material earnings impact, e.g., based on year-end 2000 balances and rates, a pretax currency exchange gain or loss of $6 million.

    The company has interest rate swaps that change the characteristics of the interest payments on its $300 million of 6.125% notes due 2006 from fixed-rate payments to short-term LIBOR-based variable rate payments in order to achieve a mix of interest rates on the company's long-term debt which, over time, is expected to moderate financing costs. The effect of these interest rate swaps was to decrease interest expense by $1 million in 2000. The year-end 2000 effective interest rate for the $300 million of notes due 2006, including the effect of the swaps, was approximately 6.1% (5.6% at year-end 1999). These swaps are sensitive to interest rate changes. For example, if short-term interest rates increase (decrease) by one percentage point from year-end 2000 rates, annual pretax interest expense would increase (decrease) by $3 million.

    The company's long-term debt has a fair value, based on current interest rates, of approximately $1450 million at year-end 2000 ($1401 million at year-end 1999). Fair value will vary as interest rates change. The following table presents the aggregate maturities and historical cost amounts of the debt principal and related weighted-average interest rates by maturity dates at year-end 2000:

                                                                    MILLIONS OF DOLLARS
                                                       ----------------------------------------------
                                                       U.S. DOLLAR   AVERAGE       LIRA      AVERAGE
                                                       FIXED-RATE    INTEREST   FIXED-RATE   INTEREST
MATURITY DATE                                             DEBT         RATE        DEBT        RATE
-------------                                          -----------   --------   ----------   --------
2001.................................................     $  106       7.83%       $21         4.77%
2002.................................................          3       3.50%        22         4.77%
2003.................................................        134       8.69%        22         4.73%
2004.................................................        400       7.00%        23         4.74%
2005.................................................         --         --          8         4.47%
Thereafter...........................................        604       5.54%        --           --
                                                          ------       ----        ---         ----
  Total..............................................     $1,247       6.54%       $96         4.73%
                                                          ======       ====        ===         ====

    Total long-term debt historical cost amount at year-end 2000 was $1343 million.

    The company's cash equivalents and short-term investments are debt securities with remaining maturities within three months (cash equivalents) and beyond three months and within 13 months (short-term investments). Their aggregate fair value and carrying amount was $3572 million at year-end 2000 ($2613 million at year-end 1999). Fair value will vary as interest rates change. The following table presents the aggregate maturities of cash equivalents and short-term investments and related weighted-average interest rates by maturity dates at year-end 2000:

                                                                  MILLIONS OF DOLLARS
                                                              ---------------------------
                                                              CASH EQUIVALENTS   AVERAGE
                                                               AND SHORT-TERM    INTEREST
MATURITY DATE                                                   INVESTMENTS        RATE
-------------                                                 ----------------   --------
2001........................................................       $3,572          6.79%

    The company's investments at year-end 2000 consisted of the following (items at year-end 1999 were similar):

       - Equity investments--primarily 56,952,399 Micron common shares and several other publicly traded investments.

       - TI Ventures--a venture fund that invests in companies involved in the development of new markets. As of year-end 2000, investments were held in 21 companies primarily focused on next-generation applications of digital signal processors.

       - Other investments--consist of mutual funds that are acquired to generate returns that offset changes in certain liabilities related to deferred compensation arrangements. The mutual funds hold a variety of debt and equity investments.

    The equity investments (fair value of $2204 million) and venture fund (fair value of $119 million) are sensitive to equity price changes. For example, if prices of the equity investments increase or decrease 10%, the company would record an increase or decrease in stockholders' equity, net of tax, of $143 million. Similarly, if prices of the venture fund investments increase or decrease 10%, the company would record an increase or decrease in stockholders' equity, net of tax, of $8 million. Changes in prices of the other investments (fair value of $77 million) are expected to offset related changes in deferred compensation liabilities such that a 10% increase or decrease in investment prices would not affect operating results.

1999 RESULTS OF OPERATIONS COMPARED WITH 1998

SUMMARY OF 1999 FINANCIAL RESULTS

For the year 1999, TI reported the following:

    - Total revenue was $9759 million, up 10 percent from $8875 million in 1998, due primarily to strong growth in semiconductor. Excluding the divested dynamic random access memory (DRAM) business, total revenue was up
      18 percent over 1998.

    - Semiconductor revenue was $8231 million, up 21 percent from $6829 million in 1998.

    - Cost of revenue in 1999 was $5069 million compared with $5605 million in 1998. The decrease was primarily due to the divestiture of the memory business.

    - Including in-process R&D from acquisitions, R&D totaled $1379 million in 1999 compared with $1265 million in 1998.

    - Selling, general and administrative expense in 1999 was $1556 million, essentially unchanged from $1549 million in 1998.

    - In 1999, other income increased $102 million, primarily due to increased investment gains.

    - The income tax rate for 1999 was 30.3 percent.

    - TI orders for the year were $10,327 million, up 22 percent from $8451 million in 1998, reflecting continued strong demand for semiconductors.

    - Results for 1999 include special charges of $25 million in the first quarter, due primarily to a consolidation of semiconductor operations in Japan; $52 million in the second quarter, for in-process R&D costs associated with the acquisition of Libit Signal Processing Ltd.;
      $50 million in the third quarter, primarily for in-process R&D costs associated with TI's acquisition of Integrated Sensor Solutions, Inc. and costs associated with the pooling of interests acquisition of Telogy; and, in the fourth quarter, transaction-related costs of $86 million associated with TI's pooling of interests acquisition of Unitrode and a tax benefit effect of $67 million, primarily for research and experimental tax credit items.

    Also included in 1999 results is ongoing acquisition-related amortization of $10 million in the first quarter; $9 million in the second quarter; $24 million in the third quarter; and $26 million in the fourth quarter. In addition, the third quarter of 1999 included special charges recognized by Unitrode of $4 million.

    Results for 1998 included special charges of $244 million in the first quarter, primarily due to the discontinuance of the memory-chip manufacturing joint venture with Hitachi; $219 million in the second quarter, primarily due to a worldwide restructuring of support functions and consolidation of manufacturing operations; $14 million in the third quarter, primarily due to additional depreciation for fixed assets that were removed from service in Singapore; and $72 million in the fourth quarter, substantially all of which related to the closing of an assembly/test joint venture with Samsung Electronica, Lda. in Portugal, and the disposition of the Aversa, Italy plant. Special charges of $21 million were recognized by Unitrode in 1998.

    Also included in 1998 results was ongoing acquisition-related amortization of $11 million in the first quarter; $12 million in the second quarter;
$12 million in the third quarter; and $12 million in the fourth quarter.

    In 1998, other income included a second-quarter pretax gain of $83 million on the sale to Acer Corporation of TI's shares in the TI-Acer DRAM joint venture.

    Additional information relating to these items appears below under the heading "Special Charges and Gains."

SEMICONDUCTOR:  For 1999, semiconductor revenue was $8231 million, up
21 percent, primarily due to strength in DSP and analog. Operating margin was
23.0 percent, up 1.6 points from 21.4 percent in 1998.

    DSP revenue grew 28 percent in 1999 due primarily to strength in wireless, and to a lesser extent due to gains in catalog. Analog revenue grew 15 percent in 1999, primarily due to wireless.

    In 1999, revenue for wireless grew 37 percent to about $1.8 billion, and revenue for catalog grew 21 percent to about $1.1 billion. Revenue in mass storage for 1999 declined 6 percent to about $900 million. In 1999, revenue in networking declined 28 percent to about $300 million due about equally to legacy networking solutions and analog modems.

SENSORS & CONTROLS: Revenue for 1999 increased to $912 million, an increase of 7 percent over 1998's $850 million, primarily due to automotive sensor products. Operating margin improved to 16.6 percent from 15.3 percent in 1998. This improved operating performance reflects the continuing impact of Sensors & Controls' best-cost producer strategy, as well as higher revenue.

EDUCATIONAL & PRODUCTIVITY SOLUTIONS (E&PS): In 1999, E&PS increased revenue by 6 percent to $484 million, compared with $456 million in 1998. Operating margin increased from 16.6 percent to 21.8 percent as a result of cost improvements.

SPECIAL CHARGES AND GAINS

FOURTH QUARTER OF 2000:

    In the fourth quarter of 2000, TI recognized a gain of $88 million from the sale of its memory business. Gain recognition had previously been deferred pending repayment of the remaining TI-provided financing for the 1998 transaction, which occurred in the fourth quarter of 2000. TI also recognized a gain of $56 million from the sale of the materials portion of the Sensors & Controls business.

    In the fourth quarter of 2000, TI recorded a $69 million credit to the provision for income taxes from the reduction of deferred tax valuation allowances primarily in Japan. The company also recorded a pretax charge of $3 million, included in selling, general and administrative expense, for a severance action by Educational & Productivity Solutions affecting 51 jobs in Europe and the U.S. As of December 31, 2000, a nominal amount of the severance costs had been paid. The primary benefit from this action is reduced personnel costs, which are estimated to reach $6 million annually. The benefit is expected to begin in the first quarter of 2001. The company also recorded a charge of $9 million in the quarter for additional pooling of interests transaction costs from the Burr-Brown Corporation acquisition ($5 million included in selling, general and administrative expense and $4 million in cost of revenues).

THIRD QUARTER OF 2000:

    In the third quarter of 2000, TI recorded investment gains, included in other income, of $425 million from the sale of 5.6 million shares of Micron common stock. Also recorded were special charges of $163 million, of which $112 million is for purchased in-process R&D costs from the Dot Wireless, Inc. and Alantro
Communications, Inc. acquisitions, $41 million for transaction costs from the pooling of interests acquisition of Burr-Brown, and $10 million, net, for several semiconductor and sensors & controls restructuring and other actions in the U.S, Japan and Europe. Of the $163 million, $112 million is an increase in research and development expense, $46 million in selling, general and administrative expense, $31 million in cost of revenues, $15 million in net revenues and $11 million in other income. The primary benefit from the restructuring actions is reduced personnel costs from the 432 jobs affected by severance. The benefit is estimated to reach $31 million annually. The benefit began in the fourth quarter of 2000. At year-end 2000, $9 million of severance had been paid.

SECOND QUARTER OF 2000:

    In the second quarter of 2000, an investment gain of $1211 million, included in other income, was realized from the sale of 20 million shares of Micron common stock.

FIRST QUARTER OF 2000:

    In the first quarter of 2000, pretax charges of $29 million were taken, associated with actions including the closing of the sensors & controls manufacturing facility in Versailles, Kentucky, and TI's acquisition of Toccata Technology ApS. Of the $29 million charge, $12 million was for severance for the elimination of 480 jobs in Kentucky by the first quarter of 2001. Of the $29 million, $20 million is included in cost of revenues, $6 million in selling, general and administrative expense and $3 million in research and development expense. The primary benefit from the Kentucky action is reduced personnel costs, which are estimated to reach $10 million annually. The benefit began in the fourth quarter of 2000. As of December 31, 2000, $1 million of the severance cost had been paid.

FOURTH QUARTER OF 1999:

    In the fourth quarter of 1999, a special charge of $86 million was taken for transaction-related costs associated with TI's pooling of interests acquisition of Unitrode Corporation. Of the $86 million charge, $83 million was included in selling, general and administrative expense, $2 million in cost of revenues and $1 million in other income (expense) net.

THIRD QUARTER OF 1999:

    In the third quarter of 1999, severance actions were taken by TI's semiconductor operations in the U.S. These actions, taken in response to the continuing downturn in the hard disk drive market, affected 206 jobs. As a result, TI took a pretax charge of $12 million in the third quarter, of which $10 million was included in cost of revenues and $2 million in selling, general and administrative expense. Of the $12 million charge, $9 million was for severance, $2 million for fixed asset write-downs for assets held for disposal, and $1 million for vendor obligations. These fixed assets were to be sold for scrap value and were therefore written down to zero, their sales value. At year-end 2000, this program was complete. The primary benefit from this action is reduced personnel costs, which are estimated to reach $22 million annually. The benefit began in the fourth quarter of 1999.

    In the third quarter of 1999, additional severance actions were taken for the Japan manufacturing efficiency program announced during the first quarter of 1999 (program is more fully discussed below under First Quarter of 1999). This resulted in a pretax charge of $7 million included in cost of revenue in the third quarter for the elimination of an additional 105 jobs in Hatogaya, Japan. At year-end 1999, this program was complete.

    Also included is $15 million of transaction-related costs from the pooling acquisition of Telogy and a $4 million pretax operating charge by Unitrode for a severance action. These charges were included in selling, general and administrative expenses.

FIRST QUARTER OF 1999:

    In the first quarter of 1999, the company announced a consolidation of semiconductor manufacturing operations in Japan to improve manufacturing efficiencies and reduce costs. This action resulted in a pretax charge of $14 million in the first quarter, of which $13 million was for severance for the elimination of 153 jobs in Hatogaya, Japan and $1 million for other related costs. At year-end 1999, this program was complete. Of the $14 million charge, $11 million was included in cost of revenues and $3 million in selling, general and administrative expense. The primary benefit from this consolidation action was reduced personnel costs, which were estimated to reach $11 million annually. The benefit began in the fourth quarter of 1999.

FOURTH QUARTER OF 1998:

    In the fourth quarter of 1998, the company took further steps to enhance manufacturing efficiency, including the announced closing of a semiconductor assembly operation and sale of a sensors & controls manufacturing operation, both in Europe. The sale was completed on December 31, 1998. The primary benefit from these actions was the consolidation of manufacturing facilities, which increased efficiencies and reduced manufacturing costs. Estimated savings from such actions were approximately $24 million annually. The benefit began in the first quarter of 1999. The assembly operation closing, which is complete, affected 740 employees. As a result of these actions, the company took a fourth-quarter 1998 pretax charge of $72 million, of which $27 million was included in cost of revenues, $24 million in other income (expense) net and $21 million in selling, general and administrative expense. Of this $72 million charge, $35 million was for severance, $35 million for other cash-related costs and $2 million for asset write-downs, primarily to adjust fixed assets in the European sensors & controls operation to actual sale value. Of the $35 million severance charge, all had been paid by the year end 1999. Of the other
$35 million charge, $20 million was a cash payment required as part of an agreement with the third-party buyer of a sensors & controls manufacturing operation in Europe. The balance was for previously-received government grants expected to be repaid as a result of the closing of the European semiconductor assembly operation.

THIRD QUARTER OF 1998:

    In the third quarter of 1998, the company recorded a $14 million charge for accelerated depreciation on fixed assets primarily located in a semiconductor manufacturing facility in Singapore. This action was taken in connection with the severance/manufacturing efficiency program announced during the second quarter of 1998 (program is more fully described below under the heading Second Quarter of 1998). This asset write-down charge was included in cost of revenues.

    Also included in the third quarter are $3 million of acquisition transaction costs incurred by Unitrode in a prior pooling acquisition. In addition, Unitrode recorded a $12 million charge, of which $5 million was included in cost of revenues and $7 million in other income (expense) net. Of the $12 million charge, $3 million was for severance to eliminate 23 semiconductor-related jobs. The employees left and were paid the severance in that quarter. A $2 million charge was recorded to write-down semiconductor equipment being sold for scrap at a nominal value and $7 million was for costs to settle a patent infringement lawsuit.

SECOND QUARTER OF 1998:

    In the second quarter of 1998, the company announced that, as a result of the various business divestitures over the past several years, the pending sale of its memory business (subsequently completed in September 1998), and weakness at that time in the semiconductor market environment, it was implementing a severance/manufacturing efficiency program in order to more closely match the size and cost of its support functions with the company's overall size and to further combine manufacturing resources for more efficient operations. The primary benefit from this severance/manufacturing efficiency program was reduced personnel costs; total benefits were estimated to reach $270 million annually. The benefit began in the third quarter of 1998.

    The program, which primarily affected the company's corporate activities and semiconductor business, included the elimination of 3,441 jobs around the world through voluntary programs, attrition, outsourcing and layoffs, as well as the closing of several facilities. As a result, the company took a pretax charge of $219 million in the second quarter of 1998, of which $126 million was included in selling, general and administrative expense and $93 million in cost of revenues. Of the $219 million charge, $161 million was for severance, $41 million for asset write-downs and $17 million for vendor cancellation and lease charges.

    Of the $41 million for asset write-downs, $25 million was for U.S. semiconductor inventories and $16 million was for fixed assets, primarily accelerated depreciation on assets phased out during 1998 in connection with the winding down of production at a semiconductor manufacturing facility located in Singapore. The primary benefits from this consolidation action were increased efficiencies and reduced manufacturing costs. Estimated savings from such actions were approximately $9 million annually. The benefit began in the fourth quarter of 1998.

    Of the $17 million for vendor cancellation and lease charges, $15 million was for required vendor fees for cancellation of purchase contracts for chemicals, supplies and equipment as a result of a U.S. facility shutdown.

    At year-end 1999, the program was complete.

    In the second quarter of 1998, the company sold its shares in the TI-Acer DRAM semiconductor manufacturing joint venture to Acer Corporation for $120 million in cash. This sale resulted in a pretax gain of $83 million, included in other income.

FIRST QUARTER OF 1998:

    In the first quarter of 1998, TI's U.S. DRAM semiconductor manufacturing joint venture with Hitachi, Ltd. was discontinued as a result of a combination of severe price declines and overcapacity in the DRAM market. As part of this first quarter discontinuance, TI purchased the assets of the venture for approximately $98 million. Also as part of this first quarter discontinuance, TI and Hitachi decided to assume and share equally in the payment of the venture's obligations. TI's share of those payments was $219 million, which was paid and charged to cost of revenues in the first quarter. Also in the first quarter, Unitrode recorded a $6 million charge, of which $3 million was included in cost of revenues, $1 million in selling, general and administrative expense, and $2 million in other income (expense) net. Of the $6 million charge, $3 million was for inventory write-offs for scrapped custom inventory which did not meet customer specifications and $1 million was to write-down equipment to net realizable value. The equipment was subsequently sold. The balance of the charge, $2 million, was to record a non-temporary impairment in the value of a non-current equity investment.

PURCHASED IN-PROCESS R&D CHARGES:

    Acquisition-related purchased in-process R&D charges were $112 million in 2000, $79 million in 1999 and $25 million in 1998. These charges are for the value of purchased in-process research and development from business purchase acquisitions. Values for acquired in-process R&D (purchased R&D) were determined at the acquisition date based upon the appraised value of the related developmental projects. Purchased R&D projects acquired after 1998 were assessed, analyzed and valued within the context and framework articulated by the Securities and Exchange Commission herein described as the Exclusion Approach. Earlier acquisitions were valued using the Income Approach.

    Significant assumptions, detailed in the table below, used in determining the value of purchased R&D included the discount rate, the estimated beginning date of projected operating cash flows, and the remaining cost and time, in engineer-months, to complete the R&D projects. The term "engineer-month" refers to the average amount of research work expected to be performed by an engineer in a month.

    The relative stage of completion and projected operating cash flows of the underlying in-process projects acquired were the most significant and uncertain assumptions utilized in the valuation analysis of the in-process R&D. Such uncertainties could give rise to unforeseen budget overruns and/or revenue shortfalls in the event that TI is unable to successfully complete and commercialize the projects. TI management is primarily responsible for estimating the value of the purchased R&D in all acquisitions accounted for under the purchase method. TI expects to essentially meet its original return expectations for the projects.

MILLIONS OF DOLLARS
-------------------------------------------------------------------------------------------------------------------------------

                                                         OTHER     DEFERRED     PURCHASED
ENTITY             ACQUISITION   CONSID-                 INTAN-     COMPEN-     IN-PROCESS    APPRAISAL            R&D
ACQUIRED              DATE       ERATION    GOODWILL     GIBLES     SATION      R&D CHARGE      METHOD            FOCUS
-----------------  -----------   --------   ---------   --------   ---------   ------------   ----------   --------------------
Alantro            Third           $277       $148        $ 81       $ 32          $ 52       Exclusion    Wireless networking
  Communications,  quarter                                                                    approach     technology for home
  Inc.             2000                                                                                    and office

Dot Wireless, Inc  Third           $467       $302        $ 46       $119          $ 60       Exclusion    Architecture for
                   quarter                                                                    approach     third generation
                   2000                                                                                    (3G: wireless
                                                                                                           devices for
                                                                                                           delivering voice and
                                                                                                           high speed data to
                                                                                                           mobile users

Butterfly VLSI,    First           $ 52       $ 33        $  5         --          $ 10       Exclusion    Short distance
  Ltd.             quarter                                                                    approach     wireless technology
                   1999                                                                                    for voice-plus-data
                                                                                                           transmission
                                                                                                           products

Libit Signal       Second          $365       $207        $106         --          $ 52       Exclusion    Silicon solutions
  Processing Ltd.  quarter                                                                    approach     and Internet
                   1999                                                                                    telephony software
                                                                                                           for cable modems,
                                                                                                           etc. for Internet
                                                                                                           access

Integrated Sensor  Third           $ 67       $ 32        $ 11         --          $ 16       Exclusion    Intelligent sensors
  Solutions, Inc.  quarter                                                                    approach     for auto/ind.
                   1999                                                                                    markets

GO DSP/Spectron    First           $ 39       $  7        $  7         --          $ 25       Income       DSP software tools,
                   quarter                                                                    approach     including real-time
                   1998                                                                                    operating systems
                                                                                                           for DSP development

MILLIONS OF DOLLA  MILLIONS OF DOLLARS
-----------------  --------------------------------------------------
                                     COST/TIME TO
                                     COMPLETE R&D
                                       PROJECTS              YEAR
                               ------------------------   CASH FLOWS
ENTITY             DISCOUNT        AT            AT        PROJECTED
ACQUIRED             RATE      ACQUISITION   DEC. 2000     TO BEGIN
-----------------  ---------   -----------   ----------   -----------
Alantro               24%      $4.1/256      $5.8/359        2002
  Communications,              engineer      engineer
  Inc.                         months        months
Dot Wireless, Inc     20%      $2.9/172      $ .5/31         2003
                               engineer      engineer
                               months        months
Butterfly VLSI,       25%      $5/264        Project         2000
  Ltd.                         engineer      completed
                               months
Libit Signal          22%      $5/492        Project         2000
  Processing Ltd.              engineer      completed
                               months
Integrated Sensor     25%      $4/233        Project         2000
  Solutions, Inc.              engineer      completed
                               months
GO DSP/Spectron       30%      $7/540        Project         1998
                               engineer      completed
                               months

QUARTERLY FINANCIAL DATA

                                                                   MILLIONS OF DOLLARS, EXCEPT
                                                                        PER-SHARE AMOUNTS
                                                            -----------------------------------------
2000                                                          1ST        2ND        3RD        4TH
----                                                        --------   --------   --------   --------
Net revenues..............................................   $2,761     $2,932     $3,149     $3,033
Gross profit..............................................    1,341      1,446      1,512      1,457
Profit from operations....................................      554        645        526        615
Income before cumulative effect of an accounting change...      450      1,296        676        665
Net income................................................   $  421     $1,296     $  676     $  665
                                                             ======     ======     ======     ======

Diluted earnings per common share:
  Income before cumulative effect of an accounting
    change................................................   $  .25     $  .72     $  .38     $  .37
  Net income..............................................   $  .24     $  .72     $  .38     $  .37
                                                             ======     ======     ======     ======

Basic earnings per common share:
  Income before cumulative effect of an accounting
    change................................................   $  .26     $  .76     $  .39     $  .38
  Net income..............................................   $  .25     $  .76     $  .39     $  .38
                                                             ======     ======     ======     ======

                                                                   MILLIONS OF DOLLARS, EXCEPT
                                                                        PER-SHARE AMOUNTS
                                                            -----------------------------------------
1999                                                          1ST        2ND        3RD        4TH
----                                                        --------   --------   --------   --------
Net revenues..............................................   $2,142     $2,463     $2,515     $2,638
Gross profit..............................................      979      1,208      1,208      1,295
Profit from operations....................................      316        477        460        503
Net income................................................   $  263     $  341     $  402     $  445
                                                             ======     ======     ======     ======
Diluted earnings per common share.........................   $  .15     $  .20     $  .23     $  .25
                                                             ======     ======     ======     ======
Basic earnings per common share...........................   $  .16     $  .20     $  .24     $  .26
                                                             ======     ======     ======     ======

    Results for the first quarter of 2000 include a charge of $29 million associated with actions including the closing of a sensors & controls facility in Kentucky and a business purchase acquisition. The second quarter of 2000 includes an investment gain of $1211 million from the sale of Micron common stock. Third quarter 2000 results include an investment gain of $425 million from the sale of Micron common stock and special charges of $163 million, of which $112 million is for purchased in-process R&D costs from two business purchase acquisitions, $41 million for pooling of interests transaction costs, and $10 million, net, for several semiconductor and sensors & controls restructuring and other actions in the United States, Japan and Europe. Fourth quarter 2000 includes a gain of $88 million from the 1998 sale of the memory business (gain recognition had been previously deferred); a gain of $56 million from the sale of the materials portion of Sensors & Controls; a credit to the income tax provision of $69 million for deferred tax valuation allowance reductions, primarily in Japan; a charge of $3 million for a severance action by Educational & Productivity Solutions; and a charge of $9 million for additional pooling of interests transaction costs from the Burr-Brown acquisition.

    Results for the first quarter of 1999 include a charge of $14 million for consolidation of semiconductor manufacturing operations in Japan and a charge of $10 million for the value of purchased in-process R&D costs from a business purchase acquisition. The second quarter of 1999 charge of $52 million was for the value of purchased in-process R&D costs from a business purchase acquisition. Third quarter 1999 results include a charge of $7 million for additional severance actions in Japan, a charge of $12 million for U.S. semiconductor severance and other actions and a $4 million charge by Unitrode for a severance action. Also included is a $16 million charge for the value of purchased in-process R&D costs from a business purchase acquisition and $15 million for pooling of interests transaction costs. Fourth quarter 1999 results include $86 million of pooling of interests acquisition costs and a $67 million reduction in the income tax provision for research and experimental tax credit items.

    Quarterly data for the first three quarters of 2000 have been restated to comply with Staff Accounting Bulletin No. 101. The effect of the change on the first quarter of 2000 was to increase income before the cumulative effect of the accounting change by $5 million ($.003 per share) and decrease net income by $24 million ($.013 per share). The effect of the change on the second, third and fourth quarters of 2000 was to decrease net income by $5 million ($.003 per share), $2 million ($.001 per share) and $10 million ($.006 per share).

    Quarterly data for the 1999 quarters as well as the 2000 quarters prior to the May 2000 two-for-one stock split and August 2000 pooling of interests acquisition of Burr-Brown have been restated to reflect the effect of these transactions.

    Diluted earnings per common share are based on average common and dilutive potential common shares outstanding in millions (1,794.7 shares and 1,771.5 shares for the fourth quarters of 2000 and 1999). The diluted earnings per share computation for the fourth quarter of 2000 excludes 26.0 million shares for stock options because their effect would have been antidilutive.

COMMON STOCK PRICES AND DIVIDENDS

TI common stock is listed on the New York Stock Exchange and traded principally in that market. The table below shows the high and low prices of TI common stock as reported by THE WALL STREET JOURNAL and the dividends paid per common share for each quarter during the past two years.

                                                                            QUARTER
                                                           -----------------------------------------
                                                             1ST        2ND        3RD        4TH
                                                           --------   --------   --------   --------
Stock prices:
  2000 HIGH                                                 $99.78     $90.00     $74.50     $53.25
      LOW................................................    45.25      60.13      46.50      35.00

  1999 High                                                 $26.97     $36.25     $46.72     $55.75
      Low................................................    21.50      24.75      33.55      37.88

Dividends paid:
  2000...................................................   $.0213     $.0213     $.0213     $.0213
  1999...................................................   $.0213     $.0213     $.0213     $.0213

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

Thomas J. Engibous
Chairman of the Board, President and
Chief Executive Officer

James R. Adams
Retired Chairman of the Board,
Texas Instruments; Retired Group President,
SBC Communications, Inc.

David L. Boren
President, The University of Oklahoma

James B. Busey IV
Retired Admiral, U.S. Navy

Daniel A. Carp
Chairman of the Board, President and
Chief Executive Officer,
Eastman Kodak Company

Gerald W. Fronterhouse
Investments

David R. Goode
Chairman of the Board, President and
Chief Executive Officer,
Norfolk Southern Corporation

Wayne R. Sanders
Chairman of the Board and
Chief Executive Officer,
Kimberly-Clark Corporation

Ruth J. Simmons
President, Smith College
(Effective July 1,
President, Brown University)

Clayton K. Yeutter
Of Counsel, Hogan & Hartson

EXECUTIVE OFFICERS

Thomas J. Engibous
Chairman of the Board, President and
Chief Executive Officer

Richard K. Templeton
Executive Vice President and
Chief Operating Officer

William A. Aylesworth
Senior Vice President, Treasurer
and Chief Financial Officer

Gilles Delfassy
Senior Vice President

Michael J. Hames
Senior Vice President

Joseph F. Hubach
Senior Vice President, Secretary
and General Counsel

Stephen H. Leven
Senior Vice President

Keh-Shew Lu
Senior Vice President

Richard J. Schaar
Senior Vice President

M. Samuel Self
Senior Vice President and
Controller

Elwin L. Skiles, Jr.
Senior Vice President

Teresa L. West
Senior Vice President

Thomas Wroe, Jr.
Senior Vice President

TI FELLOWS

A TI Fellow is a scientist or technologist who is recognized by his or her peers and TI management for outstanding performance. Fellows are elected based on exceptional technical contributions which have significantly contributed to TI shareholder value.

    TI Fellows elected in 2000:

       Donald C. Abbott
       Russ Ashdown
       Robert E. Frankel
       Chris Heegard
       Uming Ko
       Robert Mammano
       Peter J. Rickert
       Reid E. Tatge
       William E. Witowsky

OTHER INFORMATION

SEC FORM 10-K

Stockholders may obtain a copy of the company's annual report to the Securities and Exchange Commission on Form 10-K without charge (except for exhibits) by writing to:

Manager of Investor Relations
P.O. Box 660199, MS 8657
Dallas, TX 75266-0199

SAFE HARBOR STATEMENT

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This report includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

    We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

       - Market demand for semiconductors, particularly for digital signal processors and analog integrated circuits in key markets, such as telecommunications and computers;

       - TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

       - TI's ability to compete in products and prices in an intensely competitive industry;

       - TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

       - Timely completion and successful integration of announced acquisitions;

       - Global economic, social and political conditions in the countries in which TI and its customers and suppliers operate, including fluctuations in foreign currency exchange rates;

       - Losses or curtailments of purchases from key customers or the timing of customer inventory corrections;

       - TI's ability to recruit and retain skilled personnel; and

       - Availability of raw materials and critical manufacturing equipment.

    For a more detailed discussion of these factors, see the text under the heading "Cautionary Statements Regarding Future Results of Operations" in Item 1 of the company's most recent Form 10-K. The forward-looking statements included in this report are made only as of the date of publication and the company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

                       DIRECTIONS TO ANNUAL MEETING SITE

FROM DFW AIRPORT

Take the North Airport exit to 635E. Take 635E to the Greenville Avenue Exit. Turn right on Greenville. Turn right on Forest Lane. Texas Instruments will be on your right at the second traffic light. Please use the south entrance to the building.

DIRECTIONS FROM LOVE FIELD AIRPORT

Take Mockingbird Lane to 75N (Central Expressway). Travel north on 75 to the Forest Lane Exit. Turn right on Forest Lane. You will pass two traffic lights. At the third light, the entrance to Texas Instruments will be on your left. Please use the south entrance to the building.

PROXY                                                                     PROXY

                                    [TI LOGO]

              PROXY FOR ANNUAL MEETING TO BE HELD APRIL 19, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints JAMES R. ADAMS and THOMAS J. ENGIBOUS, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of TEXAS INSTRUMENTS INCORPORATED to be held in Dallas, Texas, on April 19, 2001, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.


      IMPORTANT-THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



-------------------------------------------------------------------------------


Dear Stockholder:

         On the reverse side of this card are instructions on how to vote your shares regarding the election of directors by telephone or Internet. Please consider voting by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

                                TEXAS INSTRUMENTS
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]
-----------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the election of each Board nominee.

                                                            FOR ALL
   Election of Directors                  FOR   WITHHELD    Except Nominee(s)
                                          ALL   ALL         Written Below
   Nominees:  01-J.R. Adams,              [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders and 09-R.J. Simmons.

                             In their discretion the named proxies are authorized to vote upon such other matters as may properly come before the meeting.

                             IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH BOARD NOMINEE.

                             Dated __________________________, 2001


                             ______________________________________________
                             Signature

                             ______________________________________________
                             Signature

                             NOTE: Please sign exactly as your name appears on this document. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

            IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE
                       SEE THE INSTRUCTIONS BELOW.
------------------------------------------------------------------------------

CONTROL NUMBER
 ______________                                           [TI LOGO]
|              |
|______________|


              YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Texas Instruments Incorporated encourages you to take advantage of the convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, follow these easy steps:

TO VOTE BY PHONE

     Call toll free 1-888-776-5653 any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

     To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

TO VOTE BY INTERNET

     Go to the following website:  www.computershare.com/us/proxy

     Enter the information requested on your computer screen, including your Control Number located above.

     Follow the simple instructions on the screen.


    IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK THE PROXY CARD.

                             THANK YOU FOR VOTING!

                                    [TI LOGO]


               Proxy for Annual Meeting to be held April 19, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James R. Adams and Thomas J. Engibous, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 19, 2001, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.

-----------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the election of each Board nominee.

    Election of Directors:

    01-J. R. Adams             o For        o Withhold

    02-D. L. Boren             o For        o Withhold

    03-J. B. Busey IV          o For        o Withhold

    04-D. A. Carp              o For        o Withhold

    05-T. J. Engibous          o For        o Withhold

    06-G. W. Fronterhouse      o For        o Withhold

    07-D. R. Goode             o For        o Withhold

    08-W. R. Sanders           o For        o Withhold

    09-R. J. Simmons           o For        o Withhold

-----------------------------------------------------------------------------
In their discretion the named proxies are authorized to vote upon such other matters as may properly come before the meeting.
-----------------------------------------------------------------------------

IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH BOARD NOMINEE.

                               ----------------
                               | Submit Votes |
                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 19, 2001
                                                                 March 2, 2001

TO: Participants in the TI 401(k) Savings Plan (the "Savings Plan") and the TI Contribution and 401(k) Savings Plan (the "Contribution and Savings Plan")

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and Instructions to Trustee on Voting relate to shares of common stock of Texas Instruments Incorporated held by the Trustee for your profit sharing accounts.

As noted in the Proxy Statement, the TI board of directors has designated the following nominees for election to the board for the ensuing year: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, WAYNE R. SANDERS and RUTH J. SIMMONS. Biographies of the nominees appear in the Proxy Statement. The board of directors of TI recommends a vote FOR the election of directors.

Under the Savings Plan and the Contribution and Savings Plan, each participant is a "named fiduciary" who has the right to direct the voting of stock credited to his or her accounts. In addition, you and the other participants are entitled as the "named fiduciaries" who control TI stock voting for these plans to direct the voting of stock credited to the accounts of participants who do not give voting instructions.

The Trustee is required to vote the shares held for each of your accounts in accordance with your instructions. If you wish to instruct the Trustee on the voting of shares held for your accounts, you should complete and sign the "Instructions to Trustee on Voting" form enclosed and return it in the addressed, postage-free envelope or use the telephone voting procedures specified on the voting instructions form by April 16, 2001.

If you are a participant in the Savings Plan and you do not instruct the Trustee on voting the shares held in your accounts by April 16, 2001 in the manner specified on the voting instructions form, the Trustee will vote such shares in the same proportions as the shares for which the Trustee receives voting instructions from other Savings Plan participants. Similarly, if you are a participant in the Contribution and Savings Plan, and do not instruct the Trustee on voting the shares held for your accounts by April 16, 2001 in the manner specified on the voting instructions form, the Trustee will vote such shares in the same proportions as the shares for which the Trustee receives voting instructions from other Contribution and Savings Plan participants.

NOTE: If you own TI shares in your own name, a Proxy for those shares will be sent to you in a separate package. Please sign and date the Proxy, if applicable, and return it in the envelope provided, or follow the telephone or Internet voting procedures accompanying the Proxy.

                                           /s/ STEVE LEVEN
                                           Steve Leven
                                           Director, Worldwide Human Resources

                        INSTRUCTIONS TO TRUSTEE ON VOTING
                         TI COMMON STOCK HELD UNDER THE
                             TI 401(K) SAVINGS PLAN


      PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED
           ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

            THESE VOTING INSTRUCTIONS ARE REQUESTED IN CONJUNCTION
             WITH A PROXY SOLICITATION BY THE BOARD OF DIRECTORS
                       OF TEXAS INSTRUMENTS INCORPORATED.

I hereby instruct Bankers Trust Company of the Southwest as Trustee of the Texas Instruments Incorporated Defined Contribution Plan Master Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 19, 2001, or any adjournments thereof, the shares of TI common stock held in the TI Stock Fund under the Trust which are attributable to my Profit Sharing Account, CODA Account and Tax Credit Employee Stock Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 16, 2001, (a) the form is properly signed and received, or (b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

-----------------------------------------------------------------------------

         On the reverse side of this card are procedures on how to vote your shares regarding the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as though you had mailed in your voting instruction form.

PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:
[ / ]

------------------------------------------------------------------------

The Board of Directors of TI recommends a vote FOR the election of each Board nominee.

                                                       FOR ALL
   Election of Directors -             FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders and 09-R.J. Simmons.

                                       Dated __________________________, 2001

                                       IF NO CONTRARY INDICATION IS MADE THE
                                       SHARES REPRESENTED BY THIS VOTING
                                       INSTRUCTION FORM WILL BE VOTED FOR
                                       THE ELECTION OF EACH BOARD NOMINEE.

                                       _____________________________________
                                       Signature

                                       NOTE:  Please sign exactly as name
                                       appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

      IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
----------------------------------------------------------------------------
CONTROL NUMBER
 --------------
|              |
|--------------|

                     YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Call toll free 1-888-776-5654 any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

     To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

   IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK THE VOTING INSTRUCTION FORM.

                              THANK YOU FOR VOTING!

                        INSTRUCTIONS TO TRUSTEE ON VOTING
                         TI COMMON STOCK HELD UNDER THE
                     TI CONTRIBUTION AND 401(K) SAVINGS PLAN


       PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED
            ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

             THESE VOTING INSTRUCTIONS ARE REQUESTED IN CONJUNCTION
            WITH A PROXY SOLICITATION BY THE BOARD OF DIRECTORS
                       OF TEXAS INSTRUMENTS INCORPORATED.

I hereby instruct Bankers Trust Company of the Southwest as Trustee of the Texas Instruments Incorporated Defined Contribution Plan Master Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 19, 2001, or any adjournments thereof, the shares of TI common stock held in the TI Stock Fund under the Trust which are attributable to my Profit Sharing Account, 401(k) Account and Tax Credit Employee Stock Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 16, 2001, (a) the form is properly signed and received, or (b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

-----------------------------------------------------------------------------

         On the reverse side of this card are procedures on how to vote your shares regarding the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as though you had mailed in your voting instruction form.

PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:
[ / ]

-------------------------------------------------------------------------------

The Board of Directors of TI recommends a vote FOR the election of each Board nominee.

                                                       FOR ALL
   Election of Directors -             FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders and 09-R.J. Simmons.

                                       Dated __________________________, 2001

                                       IF NO CONTRARY INDICATION IS MADE THE
                                       SHARES REPRESENTED BY THIS VOTING
                                       INSTRUCTION FORM WILL BE VOTED FOR
                                       THE ELECTION OF EACH BOARD NOMINEE.


                                       ________________________________________
                                       Signature

                                       NOTE:  Please sign exactly as name
                                       appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
-----------------------------------------------------------------------------
CONTROL NUMBER
 --------------
|              |
|--------------|

                     YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Call toll free 1-888-776-5655 any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

     To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

   IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK THE VOTING INSTRUCTION FORM.

                             THANK YOU FOR VOTING!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 19, 2001
                                                               March 2, 2001

TO: Participants in the Burr-Brown Corporation Future Investment Plan (the
"Plan")

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and Instructions to Trustee on Voting relate to shares of common stock of Texas Instruments Incorporated held by the Trustee for your account.

As noted in the Proxy Statement, the TI board of directors has designated the following nominees for election to the board for the ensuing year: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, WAYNE R. SANDERS and RUTH J. SIMMONS. Biographies of the nominees appear in the Proxy Statement. The board of directors of TI recommends a vote FOR the election of directors.

The Trustee is required to vote the shares held for your account in accordance with your instructions. If you wish to instruct the Trustee on the voting of shares held for your account, you should complete and sign the "Instructions to Trustee on Voting" form enclosed and return it in the addressed, postage-free envelope or use the telephone voting procedures specified on the voting instructions form by April 16, 2001. If you are a participant in the Plan and you do not instruct the Trustee on voting the shares held in your account by April 16, 2001 in the manner specified on the voting instructions form, the Trustee will not vote such shares.

NOTE: If you own TI shares in your own name, a Proxy for those shares will be sent to you in a separate package. Please sign and date the Proxy, if applicable, and return it in the envelope provided, or follow the telephone or Internet voting procedures accompanying the Proxy.

                                             /s/ STEVE LEVEN
                                             Steve Leven
                                             Director, Worldwide Human Resources

                        INSTRUCTIONS TO TRUSTEE ON VOTING
                         TI COMMON STOCK HELD UNDER THE
                  BURR-BROWN CORPORATION FUTURE INVESTMENT PLAN


      PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED
           ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

            THESE VOTING INSTRUCTIONS ARE REQUESTED IN CONJUNCTION
             WITH A PROXY SOLICITATION BY THE BOARD OF DIRECTORS
                       OF TEXAS INSTRUMENTS INCORPORATED.

I hereby instruct Fidelity Management Trust Company as Trustee of the Burr-Brown Corporation Future Investment Plan Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 19, 2001, or any adjournments thereof, the shares of TI common stock held in the Texas Instruments Stock Fund under the Trust which are attributable to my account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 16, 2001, (a) the form is properly signed and received, or (b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will not be voted.

-----------------------------------------------------------------------------

         On the reverse side of this card are procedures on how to vote your shares regarding the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as though you had mailed in your voting instruction form.

PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:
[ / ]

-------------------------------------------------------------------------------

The Board of Directors of TI recommends a vote FOR the election of each Board nominee.

                                                       FOR ALL
   Election of Directors -             FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders and 09-R.J. Simmons.

                             Dated __________________________, 2001

                             IF NO CONTRARY INDICATION IS MADE THE SHARES
                             REPRESENTED BY THIS VOTING INSTRUCTION FORM WILL BE VOTED FOR THE ELECTION OF EACH BOARD NOMINEE.


                             __________________________________________________
                             Signature

                             NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

      IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
----------------------------------------------------------------------------
CONTROL NUMBER
 --------------
|              |
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                     YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Call toll free 1-888-457-2962 any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

     To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

   IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK THE VOTING INSTRUCTION FORM.

                              THANK YOU FOR VOTING!